EXHIBIT 10.11

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LEASE

WILSON MENLO PARK CAMPUS, LLC,

a Wisconsin limited liability company

Landlord,

and

FACEBOOK, INC.,

a Delaware corporation

Tenant

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TABLE OF CONTENTS

(continuation)

EXHIBIT A-1 – THE PREMISES

EXHIBIT A-2 – LEGAL DESCRIPTION OF THE PROJECT

EXHIBIT B – TENANT IMPROVEMENTS

EXHIBIT C – RULES AND REGULATIONS

EXHIBIT D – FORM OF PURCHASE AGREEMENT

EXHIBIT E – FORM OF ACKNOWLEDGEMENT AGREEMENT

EXHIBIT F – PROJECT PROPERTY INSURANCE

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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SINGLE TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:

Collectively, the nine (9) buildings located at the Project (defined below) and located at 10, 11, 12, 14, 15, 16, 17, 18 and 19 Network Circle, Menlo Park, California as depicted on Exhibit A-1.

The Buildings are sometimes collectively referred to herein as the “Buildings” or the “Building.”

PROJECT:	That certain real property located in Menlo Park, California consisting of approximately 56.908 acres of land being more particularly described on Exhibit A-2 attached hereto together with the Buildings and any other improvements located thereon.

LANDLORD:	WILSON MENLO PARK CAMPUS, LLC, a Wisconsin limited liability company

LANDLORD’S ADDRESS:

c/o RREEF

101 California Street, 26th Floor

San Francisco, California 94111

Attn: Asset Manager

With a copy to:

RREEF

875 N. Michigan Avenue, 41st floor

Chicago, IL 60611

Attn: Portfolio Manager

With a copy to:

SSL Law Firm, LLP

575 Market Street, Suite 2700

San Francisco, California 94105

Attn: Pamela A. Lakey, Esq.

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Wilson Menlo Park Campus, a Property of Wilson Menlo Park Campus LLC [Intentionally omitted]

TENANT:	FACEBOOK, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:	1050 Page Mill Road Palo Alto, California 94304 Attn: Real Estate Counsel

with a copy to:	1050 Page Mill Road Palo Alto, California 94304 Attn: Director of Real Estate

and a copy to:	Paul, Hastings, Janofsky & Walker LLP 55 Second Street, 24th Floor San Francisco, California 94105 Attn: Stephen Berkman, Esq.

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BUILDING RENTABLE AREA:	Approximately 1,022,009 rentable square feet (for outline of Premises see Exhibit A-1)

PERMITTED USE:	General office use and legal related ancillary uses including computer labs, training facilities, classrooms, duplicating photographic reproduction and/or offset printing facilities, mailroom facilities, storage of equipment, records, files and other similar items, server rooms, bar, cafeteria for food preparation and service, laundry services and other uses permitted by Regulations.

COMMENCEMENT DATE:	February 7, 2011

TERM OF LEASE:	Approximately fifteen (15) years, beginning on the Commencement Date and ending on the Termination Date, as such Term may be extended pursuant to the Lease.

TERMINATION DATE:	February 6, 2026

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Rentable Square Footage	Annual Rent	Annual Rent	Monthly Installment of Rent
from	through		Per Square Foot
2/7/2011	2/6/2012	1,022,009	$10.80	$11,037,697.20	$919,808.10
2/7/2012	2/6/2013	1,022,009	$13.80	$14,103,724.20	$1,175,310.35
2/7/2013	2/6/2014	1,022,009	$15.60	$15,943,340.40	$1,328,611.70
2/7/2014	2/6/2015	1,022,009	$16.07	$16,423,684.63	$1,368,640.39
2/7/2015	2/6/2016	1,022,009	$16.55	$16,914,248.95	$1,409,520.75
2/7/2016	2/6/2017	1,022,009	$17.05	$17,425,253.45	$1,452,104.45
2/7/2017	2/6/2018	1,022,009	$17.56	$17,946,478.04	$1,495,539.84
2/7/2018	2/6/2019	1,022,009	$18.09	$18,488,142.81	$1,540,678.57
2/7/2019	2/6/2020	1,022,009	$18.63	$19,040,027.67	$1,586,668.97
2/7/2020	2/6/2021	1,022,009	$19.19	$19,612,352.71	$1,634,362.73
2/7/2021	2/6/2022	1,022,009	$19.77	$20,205,117.93	$1,683,759.83
2/7/2022	2/6/2023	1,022,009	$20.36	$20,808,103.24	$1,734,008.60
2/7/2023	2/6/2024	1,022,009	$20.97	$21,431,528.73	$1,785,960.73
2/7/2024	2/6/2025	1,022,009	$21.60	$22,075,394.40	$1,839,616.20
2/7/2025	2/6/2026	1,022,009	$22.25	$22,739,700.25	$1,894,975.02

SECURITY DEPOSIT:	None

ASSIGNMENT/SUBLETTING FEE:	N/A

REAL ESTATE BROKER:	None

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through F, all of which are made a part of the Lease.

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Project as set forth and described on the Reference Pages (the “Premises”). The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease. The Premises are demised and let subject to (i) the existing state of title of any of the Premises, including all covenants, restrictions, reservations, liens, conditions and easements and other encumbrances of records as of the Commencement Date (collectively, “Permitted Encumbrances”), (ii) any state of facts which an accurate survey or physical inspection of the Premises might show as of the Commencement Date, (iii) all Regulations (defined below), and (iv) the condition of the Premises as of the Commencement Date, without representation or warranty by Landlord. Landlord and Tenant acknowledge and agree that pursuant to certain permits issued by the California Department of Transportation (“CalTrans”), the Project has use of a tunnel connecting the Project to certain real property located south of Highway 84 (the “Tunnel”). Throughout the Term, Tenant shall have use of the Tunnel, subject to any terms, conditions and limitations imposed by CalTrans and any Regulations on such use of the Tunnel. None of Landlord, the Landlord Entities and any parties claiming by or through Landlord or any of the Landlord Entities shall have the right to use the Tunnel during the Term.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the Permitted Use. Tenant shall not allow the Premises to be used for any unlawful purpose or commit any waste. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively, “Regulations”) applicable to the use of the Premises and its occupancy, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Premises and with any easement agreement, covenants, restrictions and conditions, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Premises (collectively, “Easement Agreements”) even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Premises and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Neither Landlord nor Tenant shall alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not be bound by any alterations, modification or amendments to any Easement Agreement or any new Easement Agreements entered into without Tenant’s consent. Landlord hereby acknowledges that Tenant may desire from time to time during the Term to apply for entitlements, seek rezoning, or otherwise endeavor to negotiate agreements with the governmental entities having jurisdiction over the Project, including seeking modifications to the current conditional development permit issued by the City of Menlo Park necessary to increase the number of employees and/or vehicle trips allowed on the Premises (collectively, the “Entitlements”). Tenant shall obtain any Entitlements at Tenant’s sole cost and expense, subject to the limitations set forth herein. Tenant shall notify Landlord in writing of any Entitlements that Tenant intends to seek for the Project, and thereafter Tenant shall keep Landlord apprised in writing of the status of its efforts in this regard on a reasonably regular basis (and in no event less frequently than every ninety (90) days during any time that Tenant is seeking Entitlements hereunder). Tenant shall not seek any Entitlements or modifications to any Entitlements which will have a material adverse effect on the value of the Project without Landlord’s consent not to be unreasonably withheld, conditioned or delayed; provided, that, Landlord hereby consents to modifications to the current conditional development permit issued by the City of Menlo Park necessary to increase the number of employees and/or vehicle trips allowed on the Premises (including approving any mitigation measures or conditions of approval in connection therewith). Landlord shall respond to any such request for consent within ten (10) business days after receipt of request. If Landlord fails to respond within such ten (10) business day period, then Tenant may deliver a second written notice to Landlord requesting such consent which notice shall state in bold and all caps, “LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED TO BE LANDLORD’S CONSENT TO THE MATTERS SET FORTH HEREIN.” If Landlord fails to respond to such second written notice within five (5) business days after receipt thereof, then Landlord shall be deemed to have consented to such request. Landlord shall reasonably cooperate with Tenant to execute any applications for permits or approvals or other documents or consents related to the Entitlements (such as development agreements) reasonably required by Tenant in connection with modifying any existing Entitlements or seeking new Entitlements to the extent permitted hereunder; provided that such cooperation shall be at no cost or expense to Landlord or any Landlord Entities. Tenant shall promptly notify Landlord in writing of any Entitlements obtained by Tenant with respect to the Project. Landlord shall not modify any Entitlements or enter into any new Entitlements in any manner during the Term without the prior written consent of Tenant to be granted or withheld in Tenant’s sole and absolute discretion.

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Tenant covenants by and for himself or herself, his or her heirs, executors, administrators, and assigns, and all persons claiming under or through him or her, that this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any persons or group of persons, on account of race, color, creed, marital status, ancestry, religion, sex, or national origin, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment, of the Premises herein leased, nor shall the Tenant himself, or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, occupancy, or tenants, sublessees, subtenants, or vendees in the Premises of herein leased.

Reference is made to Section II.C.2 of that certain San Francisco Bay Conservation and Development Commission Permit No. 26-78 issued on December 1, 1978, as amended through October 20, 1994 (AMENDMENT NO. FIVE) and recorded in the Official Records of the County of San Mateo as document number 94-170831 (the “BCDC Permit”), which BCDC Permit requires express reference in this Lease, including specific reference to the public access provisions (including, without limitation, Section I.A.3, II.B, and III. B) and the parking provisions (including, without limitation, Section I.A.8, II.B.4 and III.B) thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time use, store, generate, treat, discharge, disburse, handle, manufacture, transport or dispose of (collectively, “Handle”) in or about the Project (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”) in any manner not fully in compliance with all Environmental Laws, in, on or about the Project; provided that Tenant shall always Handle any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Project or appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 29) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws with respect to the Project, or the presence, Handling, use or disposition in or from the Premises during the Term of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. Tenant shall provide Landlord a copy of any Material Safety Data Sheet (MSDS) and any other permits, applications or written responses completed in connection with Tenant’s or any Tenant Entity’s Handling of Hazardous Materials at, on our about the Project and prepared by or on behalf of Tenant and furnished to applicable governmental agencies as required by or otherwise in compliance with any applicable Regulations.

1.3 Subject to the terms of Article 17, upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate from time to time (“Site Reviewers”) to visit the Premises, once per year or at any other time that Landlord, in its sole discretion, reasonably believes that the Premises or the Project have become contaminated with Hazardous Materials that must be removed under applicable Regulations or otherwise in breach of the provisions of this Lease (each, an “Environmental Violation”), and perform environmental site investigations and assessments (“Site Assessments”) on the Premises for the purpose of determining whether there exists any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing any Site Assessment that reveals any Environmental Violation shall be paid by Tenant within thirty (30) days following Landlord’s written demand, together with reasonable supporting documentation of such cost and any other Site Assessments performed by Landlord shall be at Landlord’s sole cost and expense and in the event of any Environmental Violation by Tenant, Tenant shall, at Tenant’s sole cost and expense, promptly perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises and the Project to bring the same to its condition prior to the occurrence of the Environmental Violation, but in no event less than good condition.

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2. TERM.

2.1 The Term of this Lease shall begin on the date as shown on the References Pages as the Commencement Date (“Commencement Date”), and shall terminate on the date as shown on the Reference Pages as the Termination Date (“Termination Date”), unless sooner terminated by the provisions of this Lease.

2.2 Tenant shall be deemed to have accepted possession of the Premises in its “as is” condition and configuration as of the Commencement Date. Tenant hereby acknowledges and agrees that the Commencement Date shall not be delayed for any reason, including but not limited to, any holding over by prior occupants, and no such holding over shall subject Landlord to any liability for any loss or damage resulting therefrom.

2.3 This is a net lease and all rent and other charges payable hereunder shall be paid without notice or demand, set off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense except as expressly set forth herein.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, such late payment will accrue interest at the rate of five percent (5%) plus the Prime Rate (as hereinafter defined) per annum from the date due until paid; provided however, that the foregoing interest shall not apply to the first such late payment in any twelve (12) month period of the Term of this Lease until following written notice to Tenant and the expiration of five (5) days thereafter without cure. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced by Bank of America as its prime or base rate (or, if Bank of America ceases to exist or to announce a prime or base rate, the prime or base rate of another national banking association).

4. ADDITIONAL RENT.

4.1 Tenant shall pay as additional rent the following: (a) Landlord’s costs and expenses of maintaining the insurance as set forth in Section 11.4 below (“Insurance Costs”), (b) all Taxes (defined below) incurred on the Project during the Term, and (c) a property management fee equal to $50,000 per Lease Year (the “Management Fee”). Notwithstanding the foregoing, Tenant shall only be liable to reimburse Landlord for Insurance Costs to the extent Landlord’s insurance is in commercially reasonable amounts and of types of insurance coverage, consistent with Landlord’s investment manager’s standard risk management program and which at the time is usual and commonly obtained by institutional landlords with respect to properties similar in type of project size, nature, use and location to the Project. “Taxes” shall be defined as real estate taxes and any other taxes, charges and assessments which are levied with respect to the Project or the land appurtenant to the Project, or with respect to any improvements, fixtures and equipment or other property of Landlord including the Tenant Improvements, real or personal, located in the Project and used in connection with the operation of the Project and said land, any payments to any ground lessor in reimbursement of payments of Taxes made by such lessor. For purposes of this Lease, each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term shall be a “Lease Year.” Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or documentary transfer tax (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), or any taxes to be paid by Tenant pursuant to Article 28.

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4.2 On or before the commencement of each Lease Year, Landlord shall provide to Tenant Landlord’s good faith written estimate of the monthly installment of Insurance Costs and Taxes payable under Section 4.1 for such Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, concurrently with Tenant’s payment of each Monthly Installment of Rent due in such Lease Year, additional rent equal to one-twelfth (1/12th) of the amount of such estimate and $4,166.66 per month for the Management Fee. Within ninety (90) days after the end of each Lease Year, Landlord shall deliver a written notice to Tenant setting forth the actual determination of Tenant’s liability for Taxes and Insurance Costs in the previous Lease Year and when Tenant is so notified in writing, then:

4.2.1 If the total additional rent Tenant actually paid pursuant to Section 4.2 is less than the actual Taxes and Insurance Costs, then Tenant shall pay to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor such deficiency; and

4.2.2 If the total additional rent Tenant actually paid pursuant to Section 4.2 is more than the actual Taxes and Insurance Costs, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash.

4.3 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Taxes and Insurance Costs and the Management Fee for the year in which said date occurs shall be prorated based upon a three hundred sixty-five (365) day year. Even though the Term has expired and Tenant has vacated the premises, when the final determination is made of the actual Taxes and Insurance Costs for the year in which this Lease terminated, Tenant shall pay any difference due over the estimated Taxes and Insurance Costs paid; and conversely any overpayment, less any amounts due Landlord under this Lease, shall be rebated to Tenant.

4.4 Tenant shall, before interest or penalties are due thereon, pay and discharge all charges for (a) any Easement Agreement or other agreements maintained for the benefit of any of the Premises during the Term, (b) all assessments and levies, all sewer, permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to the any of Premises during the Term, all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant’s leasehold interest in the Project, (iii) any of the Project, and (iv) Landlord as a result of or arising in respect of the ownership, occupancy, use or possession of any of the Project or any activity conducted on, in or about any of the Project (collectively, the “Impositions”). Impositions shall not include any costs incurred by Landlord related to the sale, financing or ground leasing of the Project or any portion thereof by Landlord.

4.5 In addition to Tenant’s payment of Taxes, Insurance Costs, the Management Fee and Impositions hereunder, Tenant shall pay and discharge, as additional rent, any costs, expenses and fees of Tenant and Landlord which are incurred in connection or associated with any act undertaken by Landlord at the request of Tenant within thirty (30) days of demand together with reasonable supporting documentation; provided, that, (i) this Section 4.5 shall not supersede any other express provision of this Lease regarding reimbursement of costs incurred by Landlord (e.g. Section 6.2 regarding reimbursement of Review Fees (as hereinafter defined)) and (ii) Landlord shall provide Tenant at least ten (10) days advance notice that Landlord intends to incur costs, expenses or fees as the result of any act undertaken at the request of Tenant, which costs, expenses or fees Landlord intends to seek reimbursement for under this Section 4.5 and Tenant may elect that Landlord not undertake the act in question or incur the applicable costs, expenses or fees.

4.6 During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting Landlord’s determination of actual Taxes and Insurance Costs for any Lease Year in an office of Landlord or Landlord’s agent, during normal business hours, upon giving Landlord at lease five (5) days advance written notice, subject to execution of a commercially reasonable confidentiality agreement. If Landlord and Tenant determine that actual Taxes or Insurance Costs for the Project for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant.

4.7 Tenant, at its sole cost, will have the exclusive right, at any time during the Term, to seek a reduction in the assessed valuation of the Premises for tax assessment purposes and/or any increase in the tax rate applicable to the Premises. If Tenant elects to contest the Taxes, Tenant may provide Landlord notice from time to time in writing (a “Tax Dispute Notice”) of any such disputed matters. In such event, Landlord will pay the Taxes under protest. Landlord will appoint Tenant as its agent for the purpose of obtaining information and other data from the County or City assessor and instituting and maintaining any proceeding or contest of Taxes. Landlord will not be required to join in any proceeding or contest brought by Tenant, unless the provisions of any Regulations require that the proceeding or contest be brought by or

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in the name of Landlord or owner of the Premises, in which case, Landlord shall use commercially reasonable efforts to contest those matters set forth in the applicable Tax Dispute Notice on behalf of Tenant. Upon reasonable request from Tenant, Landlord shall furnish, on a timely basis, such data, documents, information and assistance and make such appearances as may be reasonably required by Tenant. After the effective date of any reduction in value or tax rate applicable to the Premises, Tenant will be entitled to pay Taxes based on such reduced valuation or tax rate in accordance with the terms of this Lease. Tenant shall have the right to settle or compromise any such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and costs and expenses in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. Tenant shall reimburse Landlord within thirty (30) days of invoice together with reasonable supporting documentation for all costs and expenses reasonably incurred by Landlord in contesting such matters. During the Term, Landlord shall not settle any appeal or other proceeding regarding any tax dispute without obtaining Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall deliver a copy of real estate tax bills or notifications of valuation increases to Tenant promptly after receipt of same by Landlord. No such contest shall subject Landlord to the risk of any civil or criminal liability.

4.8 If, by law, Landlord may elect to cause any special assessment applicable to the Project to be paid in installments (whether or not interest accrues on the unpaid balance), at Tenant’s option, Landlord shall so elect to cause such special assessment to be paid in installments as they become due.

4.9 Notwithstanding anything herein to the contrary, and subject to the terms of this Section 4.9, Tenant shall not be required to pay in any Lease Year during the first ten (10) years of the initial Term, any increase in Taxes caused by any change of ownership (within the meaning of Sections 60 and 61, Division 1, Chapter 2 of the California Revenue and Taxation Code or any successor provision) of all or any portion of the Project (a “Prop 13 Event”) that occurs after the Commencement Date and before the expiration of the tenth (10th) Lease Year. Commencing on the first day of the eleventh (11th) Lease Year, Tenant shall be obligated to pay the full amount of any and all increases in Taxes resulting from a Prop 13 Event (including a Prop 13 Event that occurred during the first ten (10) Lease Years of the initial Term). For purposes of this Section, any increase in Taxes that results from a statutory annual inflationary increase in Taxes shall not be deemed to be caused by a Prop 13 Event. The terms of this Section apply only to any increase in Taxes which occurs as a result of a Prop 13 Event (subject to the terms of this Section) and not to any other increases in Taxes.

5. SECURITY DEPOSIT. [INTENTIONALLY OMITTED]

6. ALTERATIONS.

6.1 Except as provided for in Exhibit B to this Lease and as otherwise set forth herein, Tenant shall not (i) demolish any Building, (ii) construct or install upon the Premises any new building or (iii) make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof that (a) materially and adversely affect any Building system (including, without limitation, mechanical, electrical system, heating, ventilating and air conditioning systems, fire protection and other life safety systems (including sprinklers and smoke detectors) or plumbing systems); provided, that, any replacement of any Building systems with new Building systems of equal or greater functionality as the existing Building system shall not be deemed to have a material or adverse effect on such Building system, (b) materially and adversely affect the foundation, slab, load bearing walls or other structural portions of the Building, or the structural portions of any roof, including any roof replacement, or (c) trigger any environmental remediation work at or about the Project (each of the foregoing, a “Major Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any alteration, addition, or improvement that does not constitute a Major Alteration hereunder shall be hereinafter referred to as a “Minor Alteration”. Landlord’s consent shall not be required for any Minor Alteration. When applying for consent to a Major Alteration, Tenant shall, if requested by Landlord, furnish complete plans and specifications for the same. In addition, upon completion, Tenant shall furnish to Landlord as-built plans and specifications for any non-cosmetic Minor Alterations that require a permit or other governmental approval or for which such plans and specifications are required due to the nature of the work being performed. Landlord shall respond to Tenant in writing within ten (10) business days after receipt of Tenant’s request for consent to a Major Alteration. If Landlord fails to respond to any such request within ten (10) business day period set forth above, Tenant shall have the right to provide Landlord with a second request. Tenant’s second request must specifically state that Landlord’s failure to respond within a period of five (5) additional business days shall be deemed to be an approval by Landlord of the proposed Major Alteration. If Landlord’s failure to respond continues for an additional five (5) days after its receipt of Tenant’s second request, the proposed Major Alteration for which Tenant has requested such consent shall be deemed to have been

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approved by Landlord. If Landlord proposes changes in response to any request for a Major Alteration, then upon resubmission of plans and specifications for such Major Alteration, Landlord shall have five (5) business days to approve or reasonably disapprove the proposed Major Alteration. Landlord’s failure to respond within such five (5) business day period shall be deemed to be Landlord’s approval of the proposed Major Alteration.

6.2 Any alterations, additions, or improvements to the Project made by or on behalf of Tenant shall be made using a contractor selected by Tenant in its sole and absolute discretion at Tenant’s sole cost and expense. Tenant shall reimburse Landlord for any reasonable third-party costs actually incurred by Landlord in connection with the review and approval of any Major Alteration (“Review Fees”) not to exceed one-half percent (0.5%) of the cost of such Major Alteration, with all such amounts being due thirty (30) days after Landlord’s demand together with reasonable supporting documentation. Notwithstanding the foregoing, Tenant shall not be required to reimburse Landlord for any Review Fees incurred in connection with the Tenant Improvements (as defined in the Work Letter attached hereto). All alterations, additions or improvements to the Premises, including Major Alterations made by Tenant (collectively, “Alterations”) shall be constructed in accordance with all Regulations, and Tenant shall, prior to construction of any Major Alterations, provide the additional insurance required under Article 11.

6.3 Tenant, at Tenant’s sole cost and expense, shall be required to remove the following items from the Premises upon the expiration or earlier termination of this Lease (and to repair any damage to the Premises resulting from such removal): (i) signage installed by Tenant, (ii) Tenant’s furniture, fixtures, equipment and other movable personal property (“Tenant’s Personal Property”), (iii) any Dish/Antennae (as hereinafter defined) installed by Tenant, (iv) any Tenant’s Security System (as hereinafter defined) installed by Tenant, (v) any cabling installed by Tenant (collectively, the “Required Removables”). Other than the Required Removables, upon the expiration or earlier termination of this Lease, Tenant shall have no obligation to remove any Alterations installed or constructed in, on or about the Premises.

6.4 If Tenant makes any Alterations pursuant to this Article 6 or as required by Article 7, whether or not Landlord’s consent is required, then (a) all such Alterations shall be performed by Tenant in a good and workmanlike manner, (b) all such Alterations shall be completed in compliance with all Regulations, (c) all such Alterations shall comply with the insurance requirements of Tenant set forth in Article 11, (d) Tenant shall promptly discharge or remove all liens filed against any of the Premises arising out of such Alterations, (e) Tenant shall procure and pay for all permits and licenses required in connection with any such Alterations, and (f) all such Alterations shall be the property of Landlord and shall be subject to this Lease as a portion of the Premises.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises. By being in possession of the Premises, Tenant has accepted them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance for any reason whatsoever.

7.2 Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements, whether structural or non-structural, ordinary or extraordinary to keep the Premises in good condition (including, but not limited to, repair and replacement of the following as necessary to keep the same in good condition: roofs and roof membranes, foundations and load bearing walls of the Premises, all fixtures installed by or on behalf of Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems and other equipment, gores and vault spaces adjoining any of the Premises, dock boards, truck doors and dock bumpers). Tenant shall also be responsible for maintaining in good condition the exterior areas of the Project, including, without limitation, parking lots (including striping), driveways, landscaping, fountains, ponds, drains, plumbing work and fixtures, and performance of regular removal of trash and debris. Tenant shall bear the full cost of structural repairs and maintenance to preserve the Premises in good condition. Notwithstanding anything to the contrary set forth in this Lease, the following shall apply to any capital repairs or replacements to the Project (collectively, “Capital Items”): (i) Tenant shall perform all Capital Items, (ii) any Capital Items performed in the first ten (10) Lease Years of the Term shall be performed at Tenant’s sole cost and expense, (iii) any Capital Items performed after the first ten (10) Lease Years of the Term shall be subject to the following: (A) Tenant may perform the Capital Item at its sole cost and expense if Tenant so elects, (B) Tenant may elect to provide written notice (a “Capital Item Request Notice”) to Landlord of the necessity of such Capital Item and Tenant’s desire that Landlord share in the cost of such Capital Item in accordance with this Section 7.2, (C) within ten (10) business days after

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receipt of a Capital Item Request Notice, Landlord shall deliver written notice to Tenant electing to share in the cost of the Capital Item set forth in the Capital Item Request Notice in accordance with this Section 7.2 or declining to share in such costs (and Landlord’s failure to respond within such ten (10) business day period shall be deemed to be Landlord’s election not to share in the cost of such Capital Item), (D) if Landlord declines to share in the cost of such capital item, then Tenant shall have no obligation to perform such Capital Item (and notwithstanding anything to the contrary set forth herein, Tenant shall not be in default of this Lease or otherwise be liable to Landlord for failing to perform such Capital Item), and (E) if Landlord elects (or is deemed to have elected) to share in the cost of such Capital Item, then (I) the cost of the applicable Capital Item shall be amortized on a straight-line basis over its useful life, (II) upon completion of the applicable Capital Item, Landlord shall reimburse Tenant for the amortized cost of the applicable Capital Item to the extent in excess of the remaining Term of this Lease within thirty (30) days of invoice together with reasonable supporting documentation, and (III) if Tenant exercises any Renewal Option thereafter, then each month during the applicable Renewal Term, upon receipt of invoice, Tenant shall reimburse Landlord for the amortized cost of the applicable Capital Item for such month.

7.3 Except as expressly provided in Articles 22 and 23, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or to fixtures, appurtenances and equipment in the Project. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

7.4 Tenant shall, at Tenant’s sole cost and expense, procure and maintain regularly scheduled preventive maintenance/service contracts (copies of which shall be delivered to Landlord upon request), in form and substance approved by Tenant, for: (a) heating, air conditioning and ventilation equipment; (b) boiler, fired or unfired pressure vessels; (c) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection; (d) elevators; (e) landscaping and irrigation systems; (f) roof covering and drain maintenance; and (g) asphalt and parking lot maintenance. The term of any such service contracts shall not extend beyond the Term.

7.5 Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any failure to fulfill any of its obligations under this Article 7; provided, however, that if such failure is curable but cannot be cured within such thirty (30) day period, Tenant shall have such additional time as may be reasonably required to cure so long as Tenant commences such cure within the initial thirty (30) day period and diligently prosecutes such cure to completion. If Tenant fails to cure such failure as provided above, or in the event of an emergency which materially adversely affects all or any part of the Premises, Landlord may, at Landlord’s election, cure such failure at Tenant’s cost and expense, and the expenses thereof incurred by Landlord shall be reimbursed as additional rent within thirty (30) days after submission of a bill or statement therefore, together with reasonable supporting documentation.

7.6 LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE PREMISES WITH ANY REGULATIONS OR EASEMENT AGREEMENTS; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 7.6 HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

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8. LIENS. Tenant shall keep the Project and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within thirty (30) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance or bond against the same issued by a reputable national title insurance or bonding company, as applicable, or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within thirty (30) days of Landlord’s demand, together with reasonable supporting documentation. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD’S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall have the right to assign or pledge this Lease or to sublet all or any portion of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant without the prior consent of Landlord. Tenant shall provide Landlord written notice of any assignment or subletting within thirty (30) days following the effective date thereof. Within thirty (30) days following the effective date of any sublease (other than the Permitted Sublease (as hereinafter defined)), Tenant shall execute and deliver and cause any subtenant to execute and deliver to Landlord an acknowledgement agreement in the form attached hereto as Exhibit E or other similar, commercially reasonable form acceptable to Landlord in its reasonable discretion.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 Concurrent with the execution and delivery of this Lease, Tenant shall sublet Buildings 12, 14, 15 and 16 of the Premises to Oracle America Inc., a Delaware corporation (“Subtenant”), pursuant to the terms of that certain Sublease Agreement dated on or about the date hereof (the “Permitted Sublease”). Landlord acknowledges and agrees that Landlord has received a copy of the Permitted Sublease and reviewed the same. Landlord agrees that so long as Subtenant performs the obligations, covenants and agreements of Subtenant as set forth in the Permitted Sublease, Tenant shall not be deemed to be in default of the terms and conditions set forth in this Lease even in those instances where the terms and conditions set forth in the Sublease and this Lease may conflict; provided however, that the foregoing shall not be deemed to modify in any way Tenant’s obligation to pay any rent or other charges payable under this Lease or require Landlord to perform any of the obligations of Tenant as sublandlord under the Permitted Sublease.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Premises not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Except to the extent arising from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity at or about the Premises) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; or (c) Tenant’s failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy.

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Landlord shall protect, indemnify and hold the Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from the negligence or willful misconduct of Landlord or any of Landlord’s agents, employees or contractors. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies (including coverage for any Fitness Center use without exclusion) with a limit of not less than $5,000,000 per occurrence and not less than $10,000,000 in the annual aggregate, covering bodily injury and property damage liability and $5,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $2,000,000 per accident; (c) Worker’s Compensation insurance with limits as required by statute and Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $500,000 disease – each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s Personal Property to the full replacement value of the property so insured; (e) Business Interruption Insurance with limit of liability representing loss of at least approximately twelve (12) months of Tenant’s rental obligations hereunder.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense and (b) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term. Tenant’s Commercial General Liability policy shall name Landlord, Lender, Landlord’s investment manager and Landlord’s property manager as additional insureds. Tenant shall endeavor to cause the aforesaid policies to provide that said policies shall not be canceled unless ten (10) days prior written notice shall have been given to Landlord. A certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and upon renewal of said insurance. Tenant’s Commercial General Liability policy shall be primary and non-contributory. So long as the coverage afforded Landlord, the other additional insureds and any designees of Landlord shall not be reduced or otherwise adversely affected, all or part of Tenant’s insurance may be carried under a blanket policy covering the Premises and any other of Tenant’s locations, or by means of a so called “Umbrella” policy.

11.3 Whenever Tenant shall undertake to make any Alterations in, to or about the Premises and during the construction of the Tenant Improvements, the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Alterations and the Tenant Improvements, without limitation including liability under any applicable structural work act. Whenever Tenant shall undertake to make any Major Alterations in, to or about the Premises and during the construction of the Tenant Improvements, Tenant shall maintain commercially reasonable Builder’s Risk insurance; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Major Alterations or prior to commencing the Tenant Improvements, as applicable.

11.4 Landlord shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies with a limit of not less than $5,000,000 per occurrence and not less than $10,000,000 in the annual aggregate, covering bodily injury and property damage liability and $5,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $2,000,000 per accident; (c) Worker’s Compensation insurance with limits as required by statute and Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $500,000 disease – each employee (“Landlord’s Liability Insurance”). Landlord shall have the right to make changes during the Term to the deductibles, endorsements, and/or amounts of Landlord’s Liability Insurance and the costs thereof shall also be included in Insurance Costs provided that such changes are and remain consistent with Landlord’s investment manager’s standard risk management program and such changes are and remain usual and commonly obtained by institutional landlords with respect to properties similar in type of project size, nature, use and location to the Project. Landlord’s insurance policies shall be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term. A certificate of Liability insurance on ACORD Form 25 shall be delivered to Tenant by Landlord upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.5 In addition, Tenant shall keep in force throughout the Term insurance coverage for the Project (including the Buildings, Tenant Improvements and Alterations) protecting against loss of or damage to the Project (including the Buildings, Tenant Improvements and Alterations) in accordance with the minimum requirements of Exhibit F attached hereto (“Project Property Insurance”). If Tenant fails to carry Project Property Insurance, then Landlord shall have the right to procure the same and the costs thereof shall be paid by Tenant within thirty (30) days after demand together with

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reasonable supporting documentation. Not more often then every three (3) calendar years during the Term, Landlord and Tenant shall re-evaluate the minimum requirements set forth on Exhibit F attached hereto and shall make modifications thereto consistent with commercially reasonable insurance practices at the time of such re-evaluation. No modification shall be made to Exhibit F unless consistent with commercially reasonable insurance practices at the time of such re-evaluation as reasonably determined by both Landlord and Tenant.

12. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss to the extent such loss is covered by any policy of property insurance carried (or required to be carried pursuant to the terms and conditions of this Lease) for the benefit of the respective party. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall procure and pay for all water, gas, heat, light, power, trash, recycling, landscape maintenance, parking lot sweeping and resurfacing, elevator, security, communications, janitorial, pest control, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. Notwithstanding the foregoing, except as provided in Article 12 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for any special or consequential damages and for loss or damage to Tenant’s business) where such interruption or failure in utility services is due solely to the gross negligence or willful misconduct of Landlord or any of its agents, contractors or employees.

14. HOLDING OVER.

14.1 Subject to Section 14.2 below, Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be one hundred fifty percent (150%) of the amount of the Monthly Installment of Rent for the last period prior to the date of such termination plus all monthly additional rent payable under Section 4.1, prorated on a daily basis. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

14.2 Notwithstanding anything to the contrary set forth in Section 14.1 above, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall have the right to holdover (the “Permitted Holdover”) in the Premises only for up to six (6) consecutive one-month periods, commencing as of the first calendar month immediately following the expiration of the then current Term, subject to the remaining terms of this Section 14.2, if Tenant delivers to Landlord prior written notice of Tenant’s intent to so occupy the Premises (“Tenant’s Holdover Notice”) on or before the date that is one hundred eighty (180) days prior to the expiration of the then current Term. Tenant’s Holdover Notice shall specify the period of time (not to exceed six (6) consecutive months) that Tenant shall holdover in the Premises in accordance with this Section 14.2 (the “Permitted Holdover Period”). If Tenant engages in a Permitted Holdover in accordance with this Section 14.2, then during the Permitted Holdover Period Tenant shall occupy the Premises in its as-is condition and configuration subject to all the terms and conditions of this Lease, provided that during the Permitted Holdover Period, Tenant shall pay rent at the rate which shall be one hundred twenty-five percent (125%) of the amount of the Monthly Installment of Rent for the last period prior to the date of such termination plus all monthly additional rent payable under Section 4.1, prorated on a daily basis,. If Tenant fails to timely deliver Tenant’s Holdover Notice as set forth above and holds over in the Premises or any portion thereof upon the expiration or earlier termination of this Lease or if Tenant engages in a Permitted Holdover and fails to vacate and surrender the Premises on or prior to expiration or earlier termination of the Permitted Holdover Period, Tenant shall be deemed in holdover of the Premises and such holdover shall be subject to the provisions of Section 14.1 above. Nothing herein shall grant Tenant the right to hold over or otherwise occupy the Premises at any time following the expiration or earlier termination of the Permitted Holdover Period.

15. SUBORDINATION. This Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Project, Landlord’s interest or estate in the Project, or any ground or underlying lease (each, a “Mortgage”); provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust (each, a “Lender”) elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease

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was executed before or after said instrument; provided, further, that Tenant’s agreement to subordinate this Lease to any Mortgage shall be subject to Tenant’s receipt of an SNDA Agreement (as hereinafter defined). An “SNDA Agreement” shall mean an agreement between Landlord, Tenant and Lender reasonably acceptable to Tenant, which provides, among other things, that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. The SNDA Agreement may provide that (a) neither mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Monthly Installment of Rent or additional rent or other sum due under this Lease for more than one (1) month in advance and (b) neither mortgagee nor any successor-in-interest will be liable for the return of any security deposit, except to the extent such deposits have been received by mortgagee. Any SNDA Agreement shall expressly provide that (i) upon any party succeeding to the interest of Landlord under this Lease, such party shall be liable for the payment of any unpaid portion of the Allowance (as defined in the Work Letter), (ii) the provisions of this Lease regarding any Casualty or Condemnation (each as hereinafter defined) and the adjustment, negotiation, settlement and payment of any Net Award (as hereinafter defined) shall control not withstanding any conflicting provisions in the Mortgage, and (iii) upon any party succeeding to the interest of Landlord under this Lease, any accumulated amounts which Tenant may have to set-off against rent and other amounts due under this Lease pursuant to Section 19.8 below shall continue in full force and effect and be binding against such party and Tenant shall have the continued right to set-off such amounts against rent and other amounts due under this Lease. Notwithstanding the foregoing, in no event shall the Purchase Options and Right of First Offer be subordinate to the lien of any Mortgage and Tenant shall not be required to subordinate the Purchase Options and Right of First Offer to the lien of any Mortgage. Landlord represents and warrants that as of the Commencement Date, the only Lender having a Mortgage is Wells Fargo Bank, N.A.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease (the “Rules and Regulations”). To the extent of any conflict between the Rules and Regulations and the terms and conditions of this Lease, the terms and conditions of this Lease shall control.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, Lenders or tenants, to verify compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, and to exercise any rights and to take such other action with respect to the Premises as is permitted by any provision of this Lease, without abatement of rent. Landlord agrees that except in the event Landlord and Tenant otherwise mutually agree to the contrary, Landlord shall not show the Premises to prospective tenants except during the last twelve (12) months of the then current Term of this Lease. Notwithstanding anything to the contrary set forth herein, except (i) to the extent requested by Tenant, and/or (ii) in the event of an emergency, Landlord shall provide to Tenant at least one business day’s prior written notice before Landlord enters the interior portion of the Premises and perform such entry during normal business hours (i.e. 9:00 a.m to 6:00 p.m. Mondays through Fridays). Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business and any loss of occupancy or quiet enjoyment of the Premises occasioned by any action of Landlord authorized by this Article 17. Notwithstanding the foregoing, except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises. Except in the case of an emergency where necessary to prevent imminent damage to persons or the Building, Landlord and Landlord’s representatives shall comply with Tenant’s commercially reasonable security and confidentiality requirements with respect to such entry. Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the interior portions of the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. Landlord acknowledges and agrees that due to the nature of Tenant’s business certain portions of the Premises may be reasonably designated by Tenant from time to time as highly sensitive and confidential (the “High Sensitivity Areas”). Landlord shall not be permitted to enter any High Sensitivity Areas except in the case of an emergency.

18. DEFAULT.

18.1 The following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of ten (10) days after written notice that such payment was not made when due.

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18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion.

18.1.3 Subject to Section 14.2, Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof.

18.1.6 Tenant shall fail to deliver any certificate (or written comments thereto) required under Section 25.1 below within the period following a second notice as set forth therein.

18.1.7 Facebook, Inc. shall (i) sell all or substantially all of its assets except this Lease (a “Complete Asset Sale”), (ii) at the time of such sale no person or entity remains liable for the performance of Tenant’s obligations under this Lease (including any prior assignee of Tenant’s obligations under this Lease who remains liable therefor) with a net worth of at least $250,000,000 (the “Net Worth Threshold”) as of the date of the Complete Asset Sale and (iii) within thirty (30) days of Landlord obtaining knowledge of the Complete Asset Sale (x) Landlord delivers written notice to Tenant that Landlord requires additional security for the performance of Tenant’s obligations under this Lease and (y) within ninety (90) days after receipt of such written notice, Tenant fails to either: (A) deliver to Landlord a guaranty agreement in commercially reasonable form from a person or entity with a net worth equal to or greater than the Net Worth Threshold as of the date of the Complete Asset Sale guarantying the performance of Tenant’s remaining obligations under this Lease from and after the Complete Asset Sale or (B) deliver to Landlord a security deposit for the remainder of the Term in the amount of $10,000,000 in the form of either (I) cash or (II) a commercially reasonable letter of credit. Notwithstanding the foregoing, if an affiliate of Facebook, Inc. exists with a net worth equal to greater than the Net Worth Threshold at the time of a Complete Asset Sale, then Tenant may not elect the option set forth in clause (B) of the preceding sentence.

18.2 The following events shall be deemed to be events of default by Landlord under this Lease:

18.2.1 Landlord shall fail to pay when due any sum of money becoming due to be paid to Tenant under this Lease, and such failure shall continue for a period of ten (10) business days after written notice that such payment was not made when due.

18.2.2 Landlord shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days after written notice of such failure to Landlord provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Landlord has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion.

18.2.3 Landlord shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under state or federal bankruptcy laws, as now in effect or hereafter amended.

18.2.4 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Landlord bankrupt, or appointing a receiver of Landlord, or of the whole or any substantial part of its property, without the consent of

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Landlord, or approving a petition filed against Landlord seeking reorganization or arrangement of Landlord under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof.

18.2.5 Landlord shall fail to deliver any certificate (or written comments thereto) required under Section 25.2 below within the period following a second notice as set forth therein.

19. REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever:

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to five percent (5%) plus the Prime Rate per annum. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3 TENANT AND LANDLORD HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

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19.4 No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord or Tenant at law or in equity. Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such event of default.

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

19.6 If legal proceedings are initiated to enforce any term of this Lease, to recover any Rent due under this Lease, for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant, the prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable attorneys’ fees and costs to be fixed by the court.

19.7 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such Event of Default at Tenant’s sole expense without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand, together with reasonably supporting documentation, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at a rate equal to the lesser of eight percent (8%) per annum and the maximum rate permitted by Regulations.

19.8 If Landlord is obligated to pay any amount of money to Tenant pursuant to this Lease (including, without limitation, the Allowance (as defined in the Work Letter)) or the Lease Security Documents (as hereinafter defined) and Landlord fails to timely pay, such amount shall accrue interest (at a rate equal to the lesser of eight percent (8%) per annum and the maximum rate permitted by Regulations) compounded daily. Also, in addition to any other rights and remedies available at law or in equity, Tenant may deliver written notice to Landlord of such failure and if Landlord fails to pay the applicable amount to Tenant within thirty (30) days after receipt of such notice, Tenant may immediately set-off such amount (including such interest) against rent and other amounts due under this Lease, in which case, Tenant shall provide Landlord a written notice (a “Set-Off Notice”) of such set-off (including the amount of such set-off and interest). Interest shall be calculated from the date a particular payment was due until the earlier of the date of such set-off or payment. Within thirty (30) days after receipt of a Set-Off Notice, if Landlord disputes in good faith the set-off or the amount thereof set forth in a Set-Off Notice, then Landlord may deliver written notice (an “Arbitration Notice”) to Tenant of such dispute and the matter shall be submitted to arbitration in accordance with Article 51 below. Landlord shall not be obligated to submit a any dispute under this Section 19.8 to arbitration and Landlord may instead pursue other remedies under this Lease or otherwise available to Landlord at law in order to resolve such dispute; provided, that, upon delivery of an Arbitration Notice, Landlord shall have irrevocably committed to arbitration in accordance with Article 51 below as the sole and exclusive means of resolving any such dispute and such arbitration shall be binding upon the parties. If following the conclusion of such arbitration it is determined that Tenant impermissibly set-off against rent and other amounts due under this Lease, then Tenant shall within thirty (30) days after the conclusion of such arbitration make a cash payment to Landlord in the amount as determined in the arbitration which Tenant impermissibly set-off (which amount shall include interest at a rate equal to the lesser of eight percent (8%) per annum and the maximum rate permitted by Regulations compounded daily from the date such off-set rent was due until paid).

19.9 In addition to Tenant’s other remedies, if Landlord fails to make any disbursement of the Allowance (as defined in the Work Letter) within thirty (30) days after receipt of a Draw Package, then after the expiration of such thirty (30) day period, Tenant may deliver a written notice to Landlord of such failure which written notice must substantially state in bold and all caps “LANDLORD’S FAILURE TO MAKE A DISBURSEMENT OF THE ALLOWANCE WITHIN THIRTY (30) DAYS AFTER RECEIPT OF THIS NOTICE MAY RESULT IN TENANT’S EXERCISE OF THE PURCHASE OPTION”. If Landlord fails to make the applicable disbursement within thirty (30) days after receipt of such notice (the “Thirty Day Cure Period”), then Tenant shall have the right to exercise the Purchase Option by providing Landlord written notice at any time prior to the earlier to occur of (x) Landlord making the applicable disbursement of the Allowance or (y) sixty (60) days after the expiration of the Thirty Day Cure Period (which notice shall specify the “Closing Date” which shall be a date within thirty (30) days after the delivery of such notice), in which case, the terms and conditions of Section 39 below shall apply to such exercise of the Purchase Option except (i) Tenant’s notice delivered pursuant to this Section 19.9 shall be deemed to be the “Exercise Notice”, (ii) the “Closing Date” shall be the

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date specified in Tenant’s notice delivered pursuant to this Section 19.9, and (iii) Tenant shall receive a credit against the Purchase Price equal to (A) any accumulated amounts which Tenant has the right to set-off against rent and other amounts due under this Lease under Section 19.8 above, and (B) any unpaid portion of the Allowance.

20. BUSINESS DAYS. As used herein, the term “business day” shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday under the laws of the States of California, the date for performance thereof shall be extended to the next business day.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 If any fire or other casualty (a “Casualty”) to the Premises occurs, Tenant shall promptly notify Landlord. Tenant shall be responsible for the adjustment, collection and compromise of the Net Award (defined below) payable in connection with a Casualty; provided, that, Tenant shall not agree upon or otherwise settle the Net Award with any insurer without Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed. Landlord agrees to sign, upon the request of Tenant, any proofs of loss, receipts, vouchers and releases in connection therewith on commercially reasonable forms. Tenant shall be solely liable for the payment of any applicable deductibles. “Net Award” shall mean (a) the entire award payable to Landlord by reason of a Condemnation (defined in Section 23.1), whether pursuant to judgment, agreement or otherwise or (b) the entire net proceeds of Project Property Insurance payable by reason of a Casualty. Except as expressly set forth herein, if any Casualty shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any rent. Promptly after the insurer’s acceptance of the claim, Tenant shall commence and diligently continue to restore the Premises to their value, condition and character immediately prior to such event (assuming the Premises to have been in the condition required by this Lease); provided that, Tenant shall have the right to restore Alterations paid for by Tenant but Tenant shall have no obligation to restore any Alterations paid for by Tenant (other than Restorable Alterations which in any event Tenant shall be obligated to restore). Any Net Award shall be made available to Tenant solely for the restoration of any of the Premises pursuant to and in accordance with the provisions of Section 22.2 hereof. For purposes of this Lease, the term “Restorable Alterations” shall mean those Alterations that are (i) Capital Items made at the Premises after the expiration of the initial ten (10) years of the Lease Term which Capital Items are paid for in whole or in part by Landlord as set forth in Section 7.2 of this Lease above, and (ii) repairs and replacements of the Building systems, foundation, slab, load bearing walls or other structural portions of the Buildings or roofs made by Tenant.

22.2 Unless this Lease is terminated pursuant to Sections 22.4 below, during the restoration of the Premises, Tenant shall monthly submit to Landlord the following (a “Restoration Draw Package”): (i) for informational purposes only, the schedule of values, by trade, of percentage of completion of the restoration of the Premises, detailing the portion of the work completed and the portion not completed, (ii) valid and binding executed conditional mechanic’s lien releases from all of Tenant’s contractors (along with unconditional mechanics lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder), and (iii) payment receipts for items paid for since the last submittal.

22.3 Notwithstanding anything to the contrary set forth herein, (i) Tenant shall have no right to terminate this Lease as the result of any Casualty which occurred prior to the Commencement Date (a “Pre-Existing Casualty”), (ii) Tenant shall be require to perform any restoration of the Project required as the result of any Pre-Existing Casualty, at Tenant’s sole cost and expense, and (iii) upon receipt of Restoration Draw Package(s), Landlord shall make available to Tenant any insurance proceeds or purchase price reduction received by Landlord as the result of any Pre-Existing Casualty for the repair and maintenance of the Project.

22.4 Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to terminate this Lease if all of the following occur: (i) at least fifty percent (50%) of the rentable square footage of the Buildings is rendered untenantable by a Casualty; and (ii) there is less than three (3) years of the then current Term remaining on the date of such Casualty; and (iii) Tenant provides Landlord with written notice of its intent to terminate within sixty (60) days after the date of the Casualty. Landlord shall be entitled to and Tenant shall assign to Landlord all Net Awards (except the portion applicable to Alterations paid for by Tenant (other than Restorable Alterations)) upon any such termination of this Lease.

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22.5 If Tenant terminates this Lease pursuant to Sections 22.4 above, then Tenant may remain in possession of all or any portion of the Premises, for up to one hundred eighty (180) days after such termination date (which time period shall be specifically identified by Tenant in its written termination notice), in which case, the terms and conditions of this Lease shall continue to apply to the portion of the Premises occupied by Tenant and Tenant shall pay as the Monthly Installment of Rent during such period an amount equal to the Monthly Installment of Rent payable under this Lease for the last full month prior to the date of such termination prorated based on the ratio that the rentable square footage of the Premises actually occupied by Tenant during such period bears to the total rentable square footage of the Premises prior to the occurrence of the applicable Casualty which shall be recalculated on a monthly basis during each month of such one hundred eighty (180) day period to reflect the actual rentable square footage of the Premises which Tenant continues to occupy.

22.6 In addition to Tenant’s other remedies, if any Casualty occurs which renders fifty (50%) or more of the rentable area of the Buildings unusable, then Tenant shall have the right to exercise the Purchase Option by providing Landlord written notice within sixty (60) after the occurrence of such Casualty, which notice shall specify the “Closing Date” (which shall be a date within thirty (30) days after the delivery of such notice), in which case, the terms and conditions of Section 39 below shall apply to such exercise of the Purchase Option except (i) Tenant’s notice delivered pursuant to this Section 22.6 shall be deemed to be the “Exercise Notice”, (ii) the “Closing Date” shall be the date specified in Tenant’s notice delivered pursuant to this Section 22.6, and (iii) Landlord shall assign any interest of Landlord in the Net Award to Tenant at the closing of the Purchase Option.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

22.8 Any insurance proceeds owed under Project Property Insurance and not used by Tenant in restoration of the Premises (including Restorable Alterations) shall be the property of Landlord except the portion applicable to Alterations paid for by Tenant (other than Restorable Alterations), which shall be retained by Tenant.

23. EMINENT DOMAIN.

23.1 If there occurs any taking or damaging of all or a portion of any of the Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Regulations, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding (each, a “Condemnation”), that is not a Total Condemnation (defined below) shall occur, this Lease shall continue, notwithstanding such event, and rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Tenant and Landlord, promptly upon receiving any notice or knowledge of the institution of or intention to institute any proceeding for Condemnation (a “Condemnation Notice”), shall notify the other party thereof. Tenant shall be entitled to participate with Landlord in any adjustment, collection and compromise of the Net Award (defined below) payable in connection with a Condemnation and Landlord shall not agree upon or otherwise settle the Net Award without Tenant’s prior written consent not to be unreasonably withheld, conditioned or delayed. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant or Landlord without the written consent of the other party, not to be unreasonably withheld, conditioned or delayed. Subject to the provisions of this Section 23.1, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant’s leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant’s right to any award or payment on account of Tenant’s trade fixtures, equipment or other tangible property which is not part of the base Building systems and equipment, moving expenses or loss of business, if available, and the value of tenant improvements and Alterations that are paid for by Tenant.

23.2 Promptly after Landlord’s receipt of the Net Award, Tenant shall commence and diligently continue to restore the Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Premises to have been in the condition required by this Lease); provided that, Tenant shall have no obligation to restore any Alterations paid for by Tenant. During such restoration, Tenant may submit Restoration Draw Packages to Landlord from time to time. Within thirty (30) days after receipt of any such Restoration Draw Package, Landlord shall reimburse Tenant for the amounts set forth therein up to the amount of the Net Award received in connection with the applicable Condemnation. Any condemnation award paid to Landlord hereunder and a part of a Net Award that is not used by Tenant in restoration of the Premises (including Restorable Alterations) shall be the property of Landlord. For purposes of clarification, Tenant shall have no obligation to expend additional sums above and beyond any Net Award actually received by Tenant in the restoration of the Premises.

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23.3 If a Condemnation in which more than fifty percent (50%) or more of the Premises are taken or which otherwise materially impairs access to the Premises or parking thereon (a “Total Condemnation”) occurs, Tenant may elect to terminate this Lease by providing written notice to Landlord within sixty (60) days after the date of the Casualty, in which case, Tenant shall have no obligation to restore the Premises. If Tenant terminates this Lease pursuant to this Section 23.3, then Tenant may remain in possession of all or any portion of the Premises not so taken, for up to one hundred eighty (180) days after such termination date (which time period shall be specifically identified by Tenant in its written termination notice), in which case, the terms and conditions of this Lease shall continue to apply to the portion of the Premises occupied by Tenant, and Tenant shall pay as the Monthly Installment of Rent during such period an amount equal to the Monthly Installment of Rent payable under this Lease for the last full month prior to the date of such termination prorated based on the ratio that the rentable square footage of the Premises actually occupied by Tenant during such period bears to the total rentable square footage of the Premises prior to the occurrence of the Total Condemnation which shall be recalculated on a monthly basis during each month of such one hundred eighty (180) day period to reflect the actual rentable square footage of the Premises which Tenant continues to occupy.

23.4 In addition to Tenant’s other remedies, if a Total Condemnation occurs, then Tenant shall have the right to exercise the Purchase Option by providing Landlord written notice within sixty (60) after the occurrence of such Total Condemnation (which notice shall specify the “Closing Date” which shall be a date within thirty (30) days after the delivery of such notice), in which case, the terms and conditions of Section 39 below shall apply to such exercise of the Purchase Option except (i) Tenant’s notice delivered pursuant to this Section 23.4 shall be deemed to be the “Exercise Notice”, (ii) the “Closing Date” shall be date specified in Tenant’s notice delivered pursuant to this Section 23.4, and (iii) Landlord shall assign the Net Award to Tenant at the closing of the Purchase Option.

23.5 Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant to the extent arising or required to be performed after the date of such transfer, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease for any liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant to the extent arising or required to be performed after the date of such transfer, provided that, any successor shall have assumed or otherwise become liable for all of Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during or prior to such period of ownership by such party. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Notwithstanding anything to the contrary set forth herein, the entity originally named as “Landlord” in this Lease shall remain liable for the payment of the Allowance notwithstanding any sale or conveyance of the Project.

25. ESTOPPEL CERTIFICATES.

25.1 Within twenty (20) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver (or provide written comments to any proposed certificate delivered by Landlord) to Landlord or mortgagee or prospective mortgagee a statement certifying: (a) the date of commencement and expiration of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; (e) whether or not Tenant has exercised a Purchase Option or the Right of First Offer, and (f) such other factual matters as may be reasonably requested by Landlord. Tenant agrees that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser of Landlord. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such twenty (20) day period (or provide written comments to any proposed certificate delivered by Landlord), Landlord may provide to Tenant a second written request with respect to such estoppel certificate which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE AN EVENT OF DEFAULT”. If Tenant fails to execute and deliver such certificate (or provide written comments to any proposed certificate delivered by Landlord) within a five (5) business day period following the receipt of Landlord’s second written request therefor, such failure shall constitute an Event of Default.

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25.2 Landlord shall, within twenty (20) days after receipt of a written request from Tenant, execute and deliver (or provide written comments to any proposed certificate delivered by Tenant) to Tenant a statement certifying: (a) the date of commencement and expiration of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Landlord’s statement; (e) whether or not Tenant has exercised a Purchase Option or the Right of First Offer, and (f) such other factual matters as may be reasonably requested by Tenant. Landlord agrees that any statement delivered pursuant to this Article 25 may be relied upon by any assignee, lender, subtenant or investor of Tenant. Landlord irrevocably agrees that if Landlord fails to execute and deliver such certificate within such twenty (20) day period (or provide written comments to any proposed certificate delivered by Tenant), Tenant may provide to Landlord a second written request with respect to such estoppel certificate which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE AN EVENT OF DEFAULT”. If Landlord fails to execute and deliver such certificate (or provide written comments to any proposed certificate delivered by Tenant) within a five (5) business day period following the receipt of Tenant’s second written request therefor, such failure shall constitute an event of default.

26. SURRENDER OF PREMISES.

26.1 Tenant and Landlord shall meet for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.

26.2 All Alterations shall be and remain the property of Landlord during the Term. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises in good condition, together with all Alterations by whomsoever made, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty that is not Tenant’s obligation to repair hereunder and with all Required Removables removed. In addition, if Tenant elects to remove any Generator, Tenant shall remove the same on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal. Any Required Removables and Generators not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Required Removables and Generators, as well as any damage caused by such removal.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. Tenant shall be responsible for the payment of any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s Personal Property.

29. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. Tenant and Landlord hereby accept and agree to be bound by the figures for the rentable square footage of the Premises shown on the Reference Pages.

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30. REPRESENTATIONS.

30.1 Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Project is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, formal certificate of Tenant’s corporate secretary, or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

30.2 Tenant hereby represents and warrants that Tenant is not (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

30.3 Landlord represents and warrants that Landlord is qualified to do business in the state in which the Project is located, that Landlord has full right and authority to enter into this Lease, and that all persons signing on behalf of Landlord were authorized to do so by appropriate actions.

30.4 Landlord hereby represents and warrants that Landlord is not : (i) the target of any sanctions program that is established by Executive Order of the President or published by the OFAC; (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an event of default will be deemed to have occurred, without the necessity of notice to Landlord.

31. FINANCIAL STATEMENTS AND CREDIT REPORTS.

Subject to the terms and conditions of this Article 31, at Landlord’s written request in connection with a sale or financing of the Project (but not more than once during any Lease Year), Tenant shall deliver to Landlord a copy of Tenant’s most recent audited financial statement, or, if unaudited, certified by an officer of Tenant as being true, complete and correct in all material respects, which Tenant may provide by read-only portal access to a secure website. Landlord agrees that Tenant’s financial statements are deemed to be Tenant’s confidential information. Landlord hereby agrees to maintain Tenant’s financial statements as proprietary and confidential and will take reasonable measures to avoid disclosure and unauthorized use of the financial statements (including, without limitation, measures at least as stringent as it takes to protect its own confidential information of a similar nature). Landlord agrees not to disclose Tenant’s financial statements to any third party other than as-needed to any lender, prospective lender, or purchaser and to Landlord’s attorneys, accountants, investment advisors and similar business advisors, provided that in the case of each such disclosure: (a) such disclosures are for bona fide business purposes related to the Project; (b) all such third parties have signed a commercially reasonable non-disclosure agreement prior to receiving any of Tenant’s financial statements (a copy of which shall be delivered to Tenant prior to any such parties receiving any such financial statements); and (c) Landlord will be liable to Tenant for any breaches of such confidentiality obligations by such third parties. Notwithstanding the foregoing, the obligation of confidentiality provided for with respect to Tenant’s financial statements shall not apply to the extent the financial statements: (i) are required to be disclosed by any Regulations after giving reasonable notice to Tenant to allow Tenant time to seek a protective order, to the extent permitted by Regulations, (ii) are, at the time of delivery, already in the lawful possession of the receiving party, (iii) are, at the time of disclosure, in a public offering or in the public domain, or, after disclosure by a person or entity not subject to the confidentiality obligations herein, has become part of the public domain, (iv) are independently developed (1) by the receiving party without breaching the confidentiality obligations herein, or (2) by parties who have not had, either directly or indirectly, access to or knowledge of the financial statements; or (v) are disclosed with Tenant’s prior written consent. The foregoing shall not apply so long as Tenant’s current annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain. The confidentiality obligations in regards to Tenant’s financial statements shall be as set forth in this Article 31 and Article 42 of this Lease shall not apply to Tenant’s financial statements.

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32. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

33. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Project is located.

34. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35. ENTIRE AGREEMENT; SEVERABILITY. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect.

36. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Neither Landlord nor Tenant shall be bound by this Lease until this Lease is fully executed and delivered by both parties.

37. RECORDATION. Concurrently with the execution and delivery of this Lease, a short form memorandum of this Lease has been recorded in the Official Records of San Mateo County, California. Tenant shall record all necessary documentation to release such memorandum of lease of record within thirty (30) days following the earlier to occur of (i) the Termination Date, or (ii) termination of this Lease or Tenant’s right to possession under this Lease. If Tenant fails to have such memorandum released within such thirty (30) day period, Landlord shall be entitled to take all action as is reasonably necessary to cause such memorandum to be released. In such event, Tenant, within thirty (30) days after demand together with reasonable supporting documentation, shall reimburse Landlord for any reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in causing the notice of lease to be released of record.

38. OPTION TO RENEW. Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease beyond any applicable notice and cure period at the time of notification, Tenant shall have two (2) successive options to renew (each, a “Renewal Option”) the Term of this Lease (each, a “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the applicable Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below. The term of the first Renewal Term (if exercised by Tenant) shall be ten (10) years. The term of the second Renewal Term (if exercised by Tenant) shall be nine (9) years and three hundred sixty four (364) days.

38.1 If Tenant elects to exercise the applicable Renewal Option, then Tenant shall provide Landlord with written notice (the “Renewal Option Exercise Notice”) no earlier than the date which is five hundred forty (540) days prior to the expiration of then current Term of this Lease but no later than the date which is three hundred sixty-five (365) days prior to the expiration of the then current Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease. Within thirty (30) days after Tenant’s written request, such request to be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option, Landlord shall advise Tenant in writing of Landlord’s determination of the Prevailing Market rate for the applicable Renewal Term (“Landlord’s Prevailing Market Determination”).

38.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the then current Term of this Lease shall be revised to be ninety-five percent (95%) of the Prevailing Market (as defined in Section 38.9) rate as of the commencement of the Renewal Term. Unless Tenant has previously requested (and Landlord has delivered) a written notice setting forth Landlords’ Prevailing Market Determination, within ten (10) days after receipt of the Renewal Option Exercise Notice, Landlord shall deliver a written notice to Tenant setting forth Landlord’s Prevailing Market Determination. Landlord and Tenant shall have thirty (30) days following Tenant’s receipt of Landlord’s Prevailing Market Determination (or for thirty (30) days following Landlord’s receipt of the Renewal Option Exercise Notice (if Tenant has previously requested (and Landlord has delivered) a written notice setting forth Landlords’ Prevailing Market Determination)) to agree on a mutually acceptable Annual Rent and Monthly Installment of Rent for the applicable

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Renewal Term. If following the expiration of such thirty (30) day period, Landlord and Tenant have not reached agreement on the Annual Rent and Monthly Installment of Rent for the applicable Renewal Term, then within ten (10) days after the expiration of such thirty (30) day period, Tenant shall elect in writing (“Tenant’s Election Notice”) to (i) accept Landlord’s Prevailing Market Determination, in which case, ninety five percent (95%) of Landlord’s Prevailing Market Determination shall be the Annual Rent and Monthly Installment of Rent for the applicable Renewal Term, (ii) revoke the Renewal Option Exercise Notice, in which, case such notice shall be null and void and of no further effect and Tenant shall have no further or additional right to extend or renew the Term of this Lease, or (iii) proceed to arbitration in accordance with Section 38.3 below, in which case, Tenant’s Election Notice shall set forth Tenant’s determination of the Prevailing Market rate for the Premises during the applicable Renewal Term (“Tenant’s Prevailing Market Determination”). Tenant’s failure to set forth Tenant’s Prevailing Market Determination in Tenant’s Election Notice shall be deemed to be a revocation of the Renewal Option Exercise Notice under clause (ii) of the preceding sentence.

38.3 If Tenant elects to arbitrate the Annual Rent and Monthly Installment of Rent for the applicable Renewal Term pursuant to Section 38.2 above, then Landlord and Tenant shall mutually select a single appraiser (the “Appraiser”) to determine which of Landlord’s Prevailing Market Determination or Tenant’s Prevailing Market Determination most closely reflects the Prevailing Market rate for the Premises during the applicable Renewal Term. The Appraiser must be certified as an MAI appraiser, shall be a disinterested party with no ongoing business relations with either party, and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Menlo Park, California, with working knowledge of current rental rates and practices for commercial office properties. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar). If an Appraiser has not been so appointed within twenty (20) days after Tenant’s delivery of Tenant’s Election Notice, then either party, on behalf of both, may request such appointment by the San Francisco office of the American Arbitration Association (or any successor thereto), or in the absence, failure, refusal or inability of such entity to act, then either party may apply to the presiding judge of the San Francisco Superior Court, for the appointment of the Appraiser, and the other party shall not raise any question as to the court’s full power and jurisdiction to make the appointment.

38.4 Within thirty (30) days after the appointment of the Appraiser, the Appraiser shall make his or her determination of which of Landlord’s Prevailing Market Determination or Tenant’s Prevailing Market Determination most closely reflects the Prevailing Market rate and such determination shall be binding on both Landlord and Tenant. If the Appraiser believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Appraiser and of any experts retained by the Appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. Each party may submit any written materials to the arbitrator. No witnesses or oral testimony (i.e. no hearing) shall be permitted in connection with the Appraiser’s decision unless agreed to by both parties. No ex parte communications shall be permitted between the Appraiser and either Landlord or Tenant following appointment of the Appraiser until conclusion of the arbitration process. The Appraiser is authorized to walk both the Premises and any comparable space (to the extent access is made available).

38.5 Intentionally Omitted.

38.6 If the Prevailing Market rate has not been determined by the commencement date of the applicable Renewal Term, Tenant shall pay Monthly Installments of Rent upon the terms and conditions in effect during the last month of the immediately preceding Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

38.7 Intentionally Omitted.

38.8 If Tenant fails to validly exercise the first Renewal Option, Tenant shall have no further right extend the term of this Lease. In addition, if both Renewal Options are validly exercised or if Tenant fails to validly exercise the second Renewal Option, Tenant shall have no further right to extend the term of this Lease. If Tenant is entitled to and properly exercises a Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Annual Rent and Monthly Installment of Rent, Term, Termination Date, deletion of expired or terminated options, and other reasonably appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after determination of the Prevailing Market rate and Tenant shall execute and return the Renewal Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during such Renewal Term as described herein, an otherwise valid exercise of a Renewal Option shall be fully effective whether or not the related Renewal Amendment is executed.

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38.9 As used herein, the term “Prevailing Market” rate means the rental rate that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, as of the commencement of the applicable Renewal Term, for space comparable to the Premises within other projects in the Menlo Park, California area (the “Comparison Buildings”), based upon binding lease transactions for tenants in Comparison Buildings that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the applicable Extension Term (“Comparison Leases”) excluding the rental value attributable to any Alterations paid for by Tenant. Comparison Leases shall include renewal and new non-renewal tenancies. Rent rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to, among other things: (a) the length of the applicable Extension Term compared to the lease term of the Comparison Leases; (b) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for the base year or expense stop), and escalation provisions, (c) the size of the Premises compared to the size of the premises of the Comparison Leases; (d) location, floor levels, efficiencies and outlook of the floor(s) of the Premises compared to the premises of the Comparison Leases; (e) free rent, moving allowances and other cash payments affecting the rental rate; (f) the age and quality of construction of the Project (including compliance with applicable codes) compared to the Comparison Buildings; (g) leasehold improvements and/or allowances, including the amounts thereof in renewal leases; (h) access to public transit and the availability of parking; (i) the energy efficiencies and environmental elements of the Project compared to Comparison Buildings, including current LEED certification; (j) the uses of the Comparison Leases as compared to the use of the Premises; (k) the scope of any base building work to be performed in the Comparison Buildings compared to the Project; (l) the type and quality of tenant improvements in the Premises as compared to Comparison Buildings and (m) the fact that landlords are or are not paying real estate brokerage commissions in connection with such Comparison Leases.

39. OPTIONS TO PURCHASE.

39.1 Landlord hereby grants to Tenant, on the terms and conditions set forth herein, two (2) options to purchase the entire Project (including the Alterations made by Tenant) (the first such purchase option, the “First Purchase Option” and the second such purchase option, the “Second Purchase Option” and collectively, the “Purchase Option” or “Purchase Options”), free and clear of any and all Obligatory Removal Exceptions (as defined in the Purchase Agreement), as more particularly set forth in the Purchase Agreement (defined below). For purposes of clarification, if Tenant exercises a Purchase Option, then Landlord, at Landlord’s sole cost and expense, shall be responsible for discharging any Obligatory Removal Exceptions (as defined in the Purchase Agreement). The Purchase Options shall at all times remain senior in priority to any Mortgage.

39.2 Tenant may exercise the Purchase Options as follows. Tenant may exercise the First Purchase Option by delivering written notice (an “Exercise Notice”) to Landlord at any time during the period commencing on the date that is [*] prior to the [*] of the Commencement Date and ending as of the date that is [*] prior to the [*] of the Commencement Date (the “First Option Exercise Period”) of Tenant’s election to exercise the First Purchase Option. If Tenant fails to exercise the First Purchase Option as set forth above, then Tenant may exercise the Second Purchase Option by delivering an Exercise Notice to Landlord at any time during the period commencing on the date that is [*] prior to the [*] of the Commencement Date and ending as of the date that is [*] prior to the [*] of the Commencement Date (the “Second Option Exercise Period”) of Tenant’s election to exercise the Second Purchase Option.

39.3 The purchase price for the Project under the First Purchase Option or the Second Purchase Option shall be [*] (the “Purchase Price”). The closing of the purchase and sale of the Project shall be effected in accordance with the terms of this Article 39 and the terms and conditions set forth in the purchase agreement attached hereto as Exhibit D (the “Purchase Agreement”). Within three (3) business days following Tenant’s delivery of the Exercise Notice, Tenant shall execute and deliver three (3) originals of the Purchase Agreement to Landlord, in the form attached as Exhibit D hereto, with the following information completed by Tenant: (a) the “Closing Date”; (b) the name and address of the title and escrow company (which shall be designated by Tenant and shall be a reputable national title and escrow company); (c) the effective date of the Purchase Agreement which shall be the date that is two (2) business days following the date of the Exercise Notice; and (d) complete any other missing exhibits and information as may be required in the Purchase Agreement, as mutually and reasonably approved by the parties. Within three (3) business days following Tenant’s delivery of the Purchase Agreement, as executed by Tenant, Landlord shall counter-sign the three (3) originals of the Purchase Agreement executed by Tenant and deliver all three (3) executed originals to escrow company for

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* Confidential Treatment Requested.

further handling in accordance with the terms of the Purchase Agreement. Within three (3) business days following Landlord’s delivery of the executed Purchase Agreement to escrow company, Tenant shall deliver the Deposit (as set forth in the Purchase Agreement), to escrow company in accordance with the Purchase Agreement. The Purchase Price shall be paid by Tenant to Landlord through closing of the escrow in accordance with the Purchase Agreement. In the event that Tenant fails to timely execute and deliver the Purchase Agreement or to timely deliver the Deposit into the escrow in accordance with this Section, the applicable Purchase Option shall be null and void and of no further force or effect. Failure of Landlord to execute the Purchase Agreement shall have no effect on Tenant’s exercise of the Purchase Option or the rights and responsibilities of the parties hereunder.

39.4 For purposes of this Purchase Option, the “Closing Date” shall be defined as the date the grant deed (“Deed”) conveying the Project to Tenant is recorded in the Official Records of San Mateo County, California. The Closing Date if Tenant exercises the First Purchase Option shall be designated by Tenant in the Exercise Notice and shall be the date that is thirty (30) days prior to the [*] of the Commencement Date. The Closing Date if Tenant exercises the Second Purchase Option shall be designated by Tenant in the Exercise Notice and shall be the date that is thirty (30) days prior to the [*] of the Commencement Date.

39.5 In the event that (a) neither Purchase Option is exercised by Tenant in accordance with this Article 39 or (b) Tenant does not purchase the Project pursuant to the terms of the Purchase Agreement, the provisions of this Article shall be null and void and this Lease shall continue in full force and effect without the provisions of this Article. In such event, Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord a quit claim deed releasing Tenant’s interest in the Purchase Options. Landlord shall be responsible for the preparation of such deed and the payment of any fees applicable to the recording thereof.

39.6 Landlord and Tenant agree that Tenant shall have a right of specific performance to enforce Tenant’s right to the Purchase Options. In addition, any damages recoverable by Tenant from Landlord as the result of Landlord’s breach of this Article 39 or the Purchase Agreement may be set-off against rent and other amounts due under this Lease. Tenant may assign either or both Purchase Options separate and apart from any assignment of this Lease. Tenant shall provide Landlord written notice of any assignment of either or both Purchase Options within thirty (30) days following the effective date of such assignment. Tenant may reserve for itself either or both Purchase Options separate and apart from any assignment of this Lease.

40. RIGHT OF FIRST OFFER TO PURCHASE.

40.1 If during the Term Landlord intends (i) to offer for sale the Project (including by means of a sale directly or indirectly of the partnership interests, membership interests, stock or other equity interests of Landlord or by means of a merger of Landlord) (the “Right of First Offer Property”) to any unaffiliated third party purchaser (other than pursuant to Article 39) or (ii) to accept an offer from an unaffiliated third party purchaser to purchase all or any portion of the Right of First Offer Property (other than pursuant to Article 39), Landlord shall first give written notice to Tenant of the purchase price (the “Offer Price”) and other material terms upon which Landlord is willing to sell such Right of First Offer Property (“Landlord’s Offer Notice”). Landlord’s Offer Notice shall set forth the material economic terms and conditions (including, without limitation, a statement regarding whether the Project will be sold free and clear of all deeds of trust, mortgages or other similar instruments affecting the Project) under which Landlord is willing to sell the Right of First Offer Property to Tenant (the “Material Terms”), but shall not constitute an agreement between the parties or an offer to sell such Right of First Offer Property. Concurrently with Landlord’s Offer Notice, if applicable, Landlord shall provide Tenant with a copy of any unaffiliated third party purchaser’s offer concerning the Right of First Offer Property (excluding the identity of the offeror and the broker(s)). Tenant shall have the one time right of first offer (“Right of First Offer”) to buy such Right of First Offer Property upon the economic terms and conditions contained in Landlord’s Offer Notice and the terms of this Article 40, provided Tenant, within forty five (45) days (the “Exercise Period”) after receipt of Landlord’s Offer Notice, delivers written notice (the “Purchase Commitment”) to Landlord of Tenant’s desire to pursue the proposed sale transaction described in Landlord’s Offer Notice.

40.2 As used herein, “unaffiliated third party purchaser” shall specifically exclude a purchaser which (i) is an affiliate of Landlord, or (ii) is acquiring the Right of First Offer Property by eminent domain or threat of eminent domain. As used herein, an “affiliate” of Landlord shall mean an entity (a) which owns a majority of Landlord’s voting equity; (b) which is wholly owned by Landlord or at least fifty-one percent (51%) of whose voting equity is owned by Landlord; or (c) which is controlled, controlling or under common control with Landlord (control being defined for such purposes as ownership of at least fifty percent (50%) of the equity interests in, and the power to direct the management of, the relevant entity).

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* Confidential Treatment Requested.

40.3 If Tenant timely delivers the Purchase Commitment, then within three (3) business days following Tenant’s delivery of the Purchase Commitment, Tenant shall execute and deliver three (3) originals of the Purchase Agreement, in the form attached hereto as Exhibit D, to Landlord, modified to reflect the Material Terms and with the following information completed by Tenant: (a) the “Closing Date”; (b) the name and address of the title and escrow company (which shall be designated by Tenant and shall be a reputable national title and escrow company); (c) the effective date of the Purchase Agreement which shall be the date that is two (2) business days following the date of the Purchase Commitment; and (d) complete any other missing exhibits and information as may be required in the Purchase Agreement, as mutually and reasonably approved by the parties. Within three (3) business days following Tenant’s delivery of the Purchase Agreement, as executed by Tenant, Landlord shall counter-sign the three (3) originals of the Purchase Agreement executed by Tenant and deliver all three (3) executed originals to escrow company for further handling in accordance with the terms of the Purchase Agreement. Within three (3) business day following Landlord’s delivery of the three (3) originals of the Purchase Agreement countersigned by Landlord to escrow company, Tenant shall deliver the deposit specified in the Material Terms, to escrow company in accordance with the Purchase Agreement. If Tenant fails to timely deliver the Purchase Commitment, the executed Purchase Agreement or the deposit specified therein in accordance with the terms of this Section, all rights of Tenant to purchase the Right of First Offer Property shall terminate and Landlord shall have no further obligation to notify Tenant of any proposed offer or sale of the Right of First Offer Property and Landlord shall thereafter have the unconditional right to offer, negotiate and sell the Right of First Offer Property to any party, subject to the limitations set forth in Section 40.4 below.

40.4 Time is of the essence with respect to the exercise by Tenant of its rights granted under this Article 40. If Tenant fails to deliver to Landlord the Purchase Commitment within the Exercise Period, Landlord shall thereafter have the unconditional right to offer, negotiate and sell the Right of First Offer Property to any party at the same price or at a price not less than ninety-six and a half percent (96.5%) of the Offer Price and on the same Material Terms within the one hundred eighty (180) day period (the “Sale Period”) following the earlier of (i) Tenant’s written rejection of Landlord’s Offer Notice and (ii) the expiration of the Exercise Period. If Landlord is required to give Tenant a second Landlord’s Offer Notice because (A) the offering price is more than three and one-half percent (3.5%) less than the Offer Price, (B) there is any change in the Material Terms or (C) Landlord fails to sell the Project during the Sales Period, then Landlord shall be required to deliver a new Landlord’s Offer Notice (including the new price and any change to the Material Terms) to Tenant and Tenant shall have only thirty (30) days after receipt of such notice from Landlord to indicate its willingness to buy the Right of First Offer Property at on the terms set forth therein.

40.5 Landlord and Tenant agree that Tenant shall have a right of specific performance to enforce Tenant’s right to the Right of First Offer. In addition, any damages recoverable by Tenant from Landlord as the result of Landlord’s breach of this Article 40 or the Purchase Agreement may be set-off against rent and other amounts due under this Lease. Tenant may assign the Right of First Offer separate and apart from any assignment of this Lease. Tenant shall provide Landlord written notice of any assignment of the Right of First Offer within thirty (30) days following the effective date of such assignment. Tenant may reserve for itself the Right of First Offer separate and apart from any assignment of this Lease.

40.6 If Tenant defaults on any of its obligations under this Lease after delivery of the Purchase Commitment, beyond any applicable cure period, Landlord shall continue with the sale of the Right of First Offer Property to Tenant but shall retain all rights and remedies hereunder with respect to such default.

41. TENANT’S SECURITY SYSTEM. Tenant, at Tenant’s sole cost and expense (subject to application of the Allowance pursuant to Exhibit B hereto), shall have the right to install and maintain a security and card access system in the Premises (“Tenant’s Security System”), subject to the following conditions: (a) Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System; and (b) neither Landlord nor any Landlord Entity shall have any obligation to respond to any alarms or false alarms. Notwithstanding anything to the contrary, neither Landlord nor any Landlord Entities shall be directly or indirectly liable to Tenant, any Tenant Entities or any other person and Tenant hereby waives any and all claims against and releases Landlord and the Landlord Entities from any and all claims arising as a consequence of or related to Tenant’s Security System, or the failure thereof.

42. CONFIDENTIALITY PROVISIONS.

42.1 Except as expressly permitted in this Article 42, no Landlord Entity shall without the prior written consent of Tenant, disclose any Confidential Information of Tenant to any third party. Except as expressly permitted in this Article 42, no Tenant Entity shall without the prior written consent of Landlord, disclose any Confidential Information of Landlord to any third party. Information will be considered “Confidential Information” of a party if either (a) it is

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disclosed by the party to the other party in tangible form and is conspicuously marked “Confidential”, “Proprietary” or the like; or (b) it is disclosed by one party to the other party in non-tangible form and is identified as confidential at the time of disclosure. In addition, notwithstanding anything in this Lease to the contrary, the terms of this Lease (but not its mere existence) will be deemed Confidential Information of each party.

42.2 Other than the terms and conditions of this Lease, information will not be deemed Confidential Information hereunder if such information (a) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (b) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (c) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Lease by the receiving party; or (d) is independently developed by the receiving party. The terms and conditions of this Lease will cease being confidential if, and only to the extent that, they become publicly known, except through a breach of this Lease by the receiving party.

42.3 Each party will secure and protect the Confidential Information of the other party (including, without limitation, the terms of this Lease) in a manner consistent with the steps taken to protect its own trade secrets and confidential information, but not less than a reasonable degree of care. Each party may disclose the other party’s Confidential Information where (a) the disclosure is required by applicable law or regulation or by an order of a court or other governmental body having jurisdiction after giving reasonable notice to the other party with adequate time for such other party to seek a protective order; (b) if in the opinion of counsel for such party, disclosure is advisable under any applicable securities laws regarding public disclosure of business information; (c) the disclosure is reasonably necessary and is to that party’s or its affiliates’ employees, officers, directors, attorneys, auditors, accountants, consultants and other advisors, or the disclosure is otherwise necessary for a party to exercise its rights and perform its obligations under this Lease, so long as in all cases the disclosure is no broader than necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential or (d) the disclosure is reasonably necessary for a party to conclude a business transaction. Each party is responsible for ensuring that any Confidential Information of the other party that the first party discloses pursuant to this Article 42 is kept confidential by the person receiving the disclosure.

43. FITNESS CENTER. Tenant hereby acknowledges and agrees that Tenant is solely liable for the operation and management of any fitness center within the Project (a “Fitness Center”) and that Landlord shall not be directly or indirectly liable for the operation and/or management of the Fitness Center. Tenant shall, at its sole cost and expense, comply with Regulations in accordance with the terms of this Lease and with respect to Regulations regarding the construction, operation, and maintenance of the Fitness Center.

44. GENERATOR.

44.1 Landlord acknowledges that Tenant owns all existing supplemental generators located at the Project as of the Commencement Date, and Tenant may also install additional supplemental generators (each, a “New Generator”) and above-ground fuel tanks (each, a “Tank”) to provide emergency additional electrical capacity to the Premises during the Term. The Existing generators and any New Generator are sometimes collectively referred to herein as a Generator” or “Generators.” Subject to Exhibit B attached to this Lease, Tenant may apply the Allowance to the acquisition and installation of any New Generator and Tank as part of the Tenant Improvements. Tenant’s plans for any New Generator and Tank shall, if reasonably prudent as determined by Tenant, include a secondary containment system to protect against and contain any release of Hazardous Materials. The location of any Existing Generator and the location in which any New Generator and the Tank shall be located is referred to herein as the “Generator Area”. Notwithstanding the foregoing, Tenant’s installation of any New Generator and Tank shall be subject to the terms and conditions of Article 6 of this Lease. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing any Generator and Tank. Tenant shall not install or operate any Generator or Tank until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations and any other third party approval necessary for the installation and operation of such Generator and Tank. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Regulations pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generators and Tanks.

44.2 Tenant shall maintain the Generators and Tanks in good working order and repair and shall repair any damage caused by the removal of any of the same, if so removed. To the maximum extent permitted by Regulations, the Generators and Tanks and all appurtenances in the Generator Areas shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if any Generator, Tank or any appurtenances installations are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Premises in connection with the installation of any New Generator and Tank, and for the maintenance, operation or removal (if applicable) of the Generators.

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44.3 Tenant shall repair any damage caused by removal (if any) of any Generators and Tanks and related appurtenances, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generators, Tanks and appurtenances were attached. Tenant acknowledges that the existing Generators and Tanks were installed by a prior occupant of the Premises and that Landlord makes no representation or warranty to as to the fitness of the Generators or Tanks for Tenant’s proposed use thereof, or the condition of the Generators and/or Tanks or the compliance thereof with applicable Regulations. Tenant acknowledges that Tenant shall use the Generators and/or Tanks at Tenant’s sole risk and the Landlord shall have no liability to Tenant in connection therewith. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY REGULATIONS, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY ARISING FROM OR RELATED TO TENANT’S USE OF THE GENERATORS AND/OR THE TANKS.

44.4 Upon the expiration or earlier termination of this Lease, Tenant may remove the Generators and Tanks, in Tenant’s sole and absolute discretion, but Tenant shall have no obligation to remove the Generators and Tanks.

45. SATELLITE DISH.

45.1 During the Term and any extension thereof, Tenant shall have the right to install (in accordance with Article 6 of this Lease), operate and maintain one or more dish/antenna or other communication device (individually and collectively, the “Dish/Antenna”). Tenant shall be solely responsible for obtaining and maintaining, at its cost, all necessary governmental and regulatory approvals and any other third party approval and for the cost of installing, operating, maintaining and removing the Dish/Antenna; provided that Tenant shall have the right to apply the Allowance to the cost of the Dish/Antenna pursuant to Exhibit B attached hereto.

45.2 The installing, maintaining and repairing of the Dish/Antenna shall be performed by Tenant or Tenant’s authorized representative or contractors, at Tenant’s sole cost and risk. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building arising from or related to the Dish/Antenna or appurtenances.

45.3 Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Easement Agreements and with all Regulations now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications and all Easement Agreements. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Neither Landlord nor any Landlord Entity shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna because of any act, omission or requirement of the public utility serving the Project and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord any Landlord Entity shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the roof.

46. SIGNAGE. Tenant shall have the sole and exclusive right to install monument and building signage at the Project in compliance with all applicable Regulations and Easement Agreements. The cost of such signage, including the cost of obtaining any permits, governmental or other third party approvals required therewith, shall be borne by Tenant, provided that, Tenant may, at its option, elect to have the cost of such signage reimbursed as part of the Allowance in accordance with Exhibit B hereto.

47. FURNITURE. Landlord acknowledges that any furniture, fixtures, equipment and other personal property located in, on or about the Project as of the Commencement Date (the “Existing Furniture”) shall be and remain the property of Tenant. Tenant agrees that the Existing Furniture is in its “as is” condition, and that there are no representations or warranties by Landlord regarding the suitability for Tenant’s use, the condition or any other matter relating to the Existing Furniture.

48. WAIVER OF LANDLORD’S LIEN. Notwithstanding anything in this Lease to the contrary, Landlord hereby waives any lien now or hereafter granted to Landlord, by statute, or otherwise (a “Landlord’s Lien”), with respect to Tenant’s personal property, trade fixtures, inventories and/or stock and trade paid for by Tenant and not reimbursed by application of the Allowance or other amounts paid by Landlord. Upon Tenant’s written request, Landlord shall execute a statement acknowledging such lien waiver and providing Tenant’s lender(s) access to the Project following the occurrence of an uncured default under the applicable loan documents for the purpose of removing Tenant’s personal property on a commercially reasonable form.

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49. LIMITATION OF TENANT’S LIABILITY. Tenant shall not be liable to Landlord for any lost profits, damage to business, or any form of special, indirect or consequential damages. The obligations of Tenant under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of Tenant’s directors, officers, partners, beneficiaries, members, stockholders, employees, or agents.

50. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Project (which shall be deemed to include proceeds actually received by Landlord from any sale of the Project, insurance or condemnation proceeds, and rental income from the Project); provided, that, redress for any claim against Landlord under this Lease for failure to timely pay the Allowance shall be enforceable against all of the assets of Landlord (including without limitation Landlord’s interest in the Project). The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. Nothing set forth in this Lease shall limit Tenant’s rights and remedies under (i) that certain Subscription Agreement dated on or about the date hereof among Landlord, the State of Wisconsin Investment Board (“SWIB”) and RREEF America L.L.C., (ii) that certain Investor Letter dated on or about the date hereof between Landlord, Tenant and SWIB, (iii) that certain Pledge and Security Agreement dated on or about the date hereof between Landlord and Tenant, or (iv) that certain Deposit Account Control Agreement dated on or about the date hereof among Landlord, Tenant and Wells Fargo Bank, N.A (collectively, the “Lease Security Documents”).

51. JAMS ARBITRATION.

51.1 The submittal of all matters to binding arbitration in accordance with the terms of this Article 51 as expressly set forth in any Section of this Lease (the “Arbitration of Disputes” provision) shall be binding upon the parties. After delivery of an Arbitration Notice, the parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with this Arbitration of Disputes provision and all attempts to circumvent the terms of the Arbitration of Disputes provision shall be absolutely null and void and of no force or effect whatsoever.

51.2 All disputes to be arbitrated pursuant to the Arbitration of Disputes provision shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of JAMS in San Francisco, California. Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after Landlord delivers an Arbitration Notice to Tenant. In the event that JAMS no longer exists or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) in San Francisco, California. Regardless of the alternative dispute resolution provider used (i.e., either JAMS or AAA), the arbitration shall be administered and conducted pursuant to the JAMS Streamlined Arbitration Rules & Procedures (the “Arbitration Rules”), effective March 26, 2007. Even if the Rules in effect on the date of the commencement of an arbitration have been amended, the version dated March 26, 2007 shall be used; provided, however, that the following modifications shall take precedence over the Rules:

51.2.1 Unless the parties otherwise agree, the Arbitrator must be a retired judge of the Superior Court of the State of California.

51.2.2 The scope and duration of discovery will be determined by the Arbitrator based upon the reasonable need for the requested information, the availability of other discovery options and the burdensomeness of the request on the opposing parties and the witness; provided, however, that there shall be a presumption in favor of depositions of expected percipient witnesses (of approximately 3 1/2 hours each on the record) and expert witnesses (of no more than 6 hours each on the record).

51.2.3 The Arbitrator may grant any remedy or relief that is just and equitable and within the scope of the parties’ agreement, including but not limited to specific performance, injunctive relief, damages, and interest.

51.2.4 The Arbitrator shall award reasonable attorney’s fees, expert’s fees, and costs to the prevailing party, including without limitation the prevailing party’s share of the Arbitrator’s and Arbitration provider’s fees and costs.

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51.2.5 The Arbitrator shall be empowered to adjudicate whether the party submitting the dispute to the Arbitrator acted in good faith.

51.3 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLY IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

/s/ SS	/s/ DE
Landlord Initials	Tenant’s Initials

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Commencement Date as set forth in the Reference Pages of this Lease.

LANDLORD:		TENANT:

WILSON MENLO PARK CAMPUS, LLC,		FACEBOOK, INC.,
a Wisconsin limited liability company		a Delaware corporation

By:	/s/ Steven C. Spiekerman
	Steven C. Spiekerman	By:	/s/ David Ebersman
Vice President
		Name:	David Ebersman

		Title:	Chief Financial Officer

EXHIBIT A-1 – THE PREMISES

attached to and made a part of the Lease bearing the

Commencement Date of February 7, 2011 between

WILSON MENLO PARK CAMPUS, LLC, a Wisconsin limited liability company, as Landlord

and

FACEBOOK, INC., a Delaware corporation, as Tenant

Exhibit A-1 is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease.

A-1-1

EXHIBIT A-2 – LEGAL DESCRIPTION OF THE PROJECT

attached to and made a part of the Lease bearing the

Commencement Date of February 7, 2011 between

WILSON MENLO PARK CAMPUS, LLC, a Wisconsin limited liability company, as Landlord

and

FACEBOOK, INC., a Delaware corporation, as Tenant

REAL PROPERTY IN THE CITY OF MENLO PARK, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCELS 1, 2, 3 & 4 AS SHOWN ON PARCEL MAP, LANDS OF BNP LEASING CORPORATION, FILED FEBRUARY 16, 1994, BOOK 67 OF PARCEL MAPS, PAGES 36 THROUGH 38 INCLUSIVE, SAN MATEO COUNTY RECORDS AND CORRECTED BY THAT CERTIFICATE OF CORRECTION RECORDED OCTOBER 12, 1994 AS DOCUMENT NO. 94-158967 OFFICIAL RECORDS, SAN MATEO COUNTY.

PARCEL TWO:

NON-EXCLUSIVE EASEMENTS FOR UTILITIES, FIRE PROTECTION WATER MAIN AND PIPES AND PRIMARY ACCESS AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED OCTOBER 29, 1993 AS INSTRUMENT NO. 93186615, OFFICIAL RECORDS.

APN: 055-411-110, 120, 130 and 140

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-2-1

EXHIBIT B – TENANT IMPROVEMENTS

attached to and made a part of the Lease bearing the

Commencement Date of February 7, 2011 between

WILSON MENLO PARK CAMPUS, LLC, a Wisconsin limited liability company, as Landlord

and

FACEBOOK, INC., a Delaware corporation, as Tenant

This work letter (this “Work Letter”) is attached to and made a part of the Lease between Landlord and Tenant. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 51 of the Lease to which this Work Letter is attached as Exhibit B, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Work Letter.

SECTION 1

ACCEPTANCE OF CONDITION OF PREMISES

1.1 Condition of Premises on Delivery. Tenant has accepted the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or incur any costs in connection with the construction or demolition of any improvements at the Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the total amount of One Hundred Million Dollars $100,000,000.00 for the costs relating to the design, installation and construction of Tenant’s improvements to the Project (the “Tenant Improvements”) and the design, acquisition and installation of Tenant’s Furniture (as hereinafter defined) to be located within the Project. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Allowance

2.1.1 Furniture. Subject to the provisions contained herein, Tenant shall be entitled to apply up to twenty percent (20%) of the Allowance for the design, acquisition and installation of furniture, equipment and other movable personal property not affixed to the Project (the “Furniture”) to be located at all times at the Premises and for use by Tenant in the Premises. The Furniture shall be the property of Landlord until the expiration or earlier termination of the Lease (provided that Tenant, not Landlord, shall be responsible for all costs associated with such Furniture, including, without limitation, the cost of insuring the same, all maintenance and repair costs and taxes), at which time the Furniture shall become the property of Tenant as if by bill of sale hereunder and Tenant shall at that time be entitled to remove the Furniture from the Premises. Tenant shall maintain and repair the Furniture in good condition and shall insure the Furniture to the same extent Tenant is required to insure Tenant’s Personal Property pursuant to the terms of the Lease. Notwithstanding the foregoing, if the Lease is terminated prior to the Termination Date as the result of an Event of Default, then the Furniture shall remain the property of Landlord; provided, that, Tenant may elect to pay Landlord the unamortized portion of the costs of the Furniture and in such event the Furniture shall at that time become the property of Tenant

2.2 Disbursement of the Allowance.

2.2.1 Allowance Items. Except as otherwise set forth in this Work Letter, the Allowance shall be disbursed by Landlord for any and all costs in any way related to the design and construction of the Tenant Improvements and the Furniture (collectively the “Allowance Items”), including, without limitation, the following:

2.2.1.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

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2.2.1.3 The cost of construction and installation of the Tenant Improvements, including, without limitation, testing and inspection costs and contractors’ fees and general conditions;

2.2.1.4 The cost of obtaining any Entitlements or modifications thereto;

2.2.1.5 The cost of any changes in the base building;

2.2.1.6 The cost of any changes to the Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.7 Payment of the fees of any other consultants (excluding attorneys) retained by Tenant in connection with the design, construction and installation of the Tenant Improvements and the Furniture;

2.2.1.8 Sales and use taxes;

2.2.1.9 The cost of the Furniture and the construction and installation thereof;

2.2.1.10 The costs of the design, construction and installation of fixtures, network systems, audio/visual systems, cabling and wiring and any other infrastructure, Generators, Tanks, Tenant’s Security System, Dish/Antenna and signage; and

2.2.1.11 Modifications to the exterior portions of the Project, including, without limitation, courtyards and parking areas.

2.2.2 Disbursement of Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Allowance for Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 Monthly Disbursements. Landlord and Tenant shall cooperate and work together in good faith in connection with Tenant’s preparation of materials to support Tenant’s request for a monthly disbursement of the Allowance. Tenant may monthly deliver to Landlord a request for payment, including, (i) for informational purposes only, the schedule of values, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, (ii) valid and binding executed conditional mechanic’s lien releases from all of Tenant’s contractors (along with unconditional mechanics lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder), (iii) payment receipts (or invoices if Tenant is making the election in clause (y) below) from any other consultants retained by Tenant in connection with the design, construction and installation of the Tenant Improvements and the Furniture for which Tenant is seeking reimbursement, and (iii) payment receipts (or invoices if Tenant is making the election in clause (y) below) for Allowance Items for which reimbursement is requested (collectively, a “Draw Package”). Within thirty (30) days after receipt of a Draw Package, Landlord shall, at Tenant’s election, either (x) deliver a check to Tenant made payable to Tenant or (y) deliver a check to the contractor made payable to the contractor, in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1 and (B) the balance of any remaining available portion of the Allowance. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. The collective monthly disbursements of the Allowance shall not exceed the amounts at the given dates as set forth on Schedule I attached to this Work Letter.

2.2.2.2 Other Terms. Landlord shall only be obligated to make disbursements from the Allowance to the extent costs are incurred by Tenant for Allowance Items. In the event that Tenant shall fail to use the entire Allowance within three (3) years following the Commencement Date of the Lease or if prior to such date, Tenant notifies Landlord in writing that the Tenant Improvements are complete and no further Draw Packages shall be submitted for payment (Tenant’s “Allowance Waiver Notice”), which Allowance Waiver Notice shall be deemed Tenant’s waiver and release of any remaining and undisbursed portion of the Allowance, then (i) if Tenant exercises any option set forth in the Lease to purchase the Project, then the Purchase Price shall be reduced by an amount equal to the unused portion of the Allowance, and (ii) effective either (a) from and after the date which is three (3) years following the Commencement Date through the expiration of the initial Term, or (b) from and after the date Landlord receives Tenant’s Waiver Notice through the expiration of the initial Term, which ever is applicable, the Annual Rent shall be reduced by an amount equal to 8% multiplied by the amount of the unused portion of the Allowance.

B-2

SECTION 3

ARCHITECT/ENGINEERS; APPROVAL

3.1 Selection of Architect/ Engineers. Tenant and Landlord acknowledge and agree that the construction of the Tenant Improvements hereunder may be performed on a Building by Building basis and, accordingly, the process for plan approval as set forth herein shall apply in kind. Tenant shall retain architect/space planners elected by Tenant in its sole and absolute discretion (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants elected by Tenant in its sole and absolute discretion (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises, which work is not part of the base building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

3.2 Approval of Alterations. As set forth in Article 6 of the Lease, Tenant may make Minor Alterations to the Project without Landlord’s consent. Article 6 of the Lease shall govern any Tenant Improvements which constitute Major Alterations.

3.3 Working Drawings; Permits. Tenant shall deliver two (2) copies of Tenant’s final working drawings for the Tenant Improvements (the “Working Drawings”), which Working Drawings may be prepared and submitted on a building-by building phased basis (at Tenant’s discretion), to Landlord concurrent with Tenant’s submission the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. Tenant shall not commence construction until all required governmental permits are obtained.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 Tenant’s Selection of Contractors. A general contractor (“Contractor”) selected by Tenant in Tenant’s sole discretion shall be retained by Tenant to construct the Tenant Improvements.

4.2 Construction of Tenant Improvements.

4.2.1 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant agents, employees, and contractors, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements. Such indemnity by Tenant shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2 Insurance Requirements. Tenant shall be required to maintain insurance as set forth in Article 11 of the Lease, including without limitation, Section 11.3 of the Lease.

4.2.3 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at reasonable times following reasonable prior notice to Tenant and during regularly scheduled construction meetings.

4.2.4 Meetings. Landlord shall receive one (1) business day’s prior notice of, and shall have the right to attend, any meetings with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements; provided, that, Tenant shall not be required to hold any such meetings.

B-3

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements (or any phase of the Tenant Improvements if completed and permitted on a building-by-building or other such basis), Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, Tenant shall cause the Architect and Contractor (A) to update the Working Drawings as necessary to reflect all changes made to the Working Drawings during the course of construction, and (B) to deliver to Landlord (i) two (2) CD ROMS of such updated Working Drawings in Landlord’s CAD file format and in PDF format, and (ii) copies of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, and (iii) copies of all temporary and final Certificates of Occupancy issued in connection with the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Jim Merryman as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter; provided, that, Tenant may change Tenant’s designated representative from time to time upon written notice to Landlord.

5.2 Landlord’s Representative. Landlord has designated Catherine Minor as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3 Time of the Essence in This Work Letter; Tenant Cooperation with Lender. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a monetary Event of Default as described in the Lease or this Work Letter has occurred at any time on or before the completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance until such monetary Event of Default has been cured, and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

5.5 Ownership of Tenant Improvements. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and shall be deemed to be the property of Landlord (subject to Tenant’s right to use the same during the Term), and shall be surrendered with the Premises at the expiration or earlier termination of the Term, except as otherwise provided by the express terms and conditions of the Lease.

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B-4

Schedule 1 – Tenant Improvement Rent Schedule

Lease Month	As of	Cumulative Funding Cap

1	2/1/2011	$3,000,000
2	3/1/2011	$5,500,000
3	4/1/2011	$8,000,000
4	5/1/2011	$17,500,000
5	6/1/2011	$27,700,000
6	7/1/2011	$38,000,000
7	8/1/2011	$46,500,000
8	9/1/2011	$54,800,000
9	10/1/2011	$60,900,000
10	11/1/2011	$66,200,000
11	12/1/2011	$66,200,000
12	1/1/2012	$70,100,000
13	2/1/2012	$74,000,000
14	3/1/2012	$77,800,000
15	4/1/2012	$81,700,000
16	5/1/2012	$85,600,000
17	6/1/2012	$89,500,000
18	7/1/2012	$93,400,000
19	8/1/2012	$97,200,000
20	9/1/2012	$100,000,000

S-1

EXHIBIT C – RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Commencement Date of February 7, 2011 between

WILSON MENLO PARK CAMPUS, LLC, a Wisconsin limited liability company, as Landlord

and

FACEBOOK, INC., a Delaware corporation, as Tenant

Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

Tenant shall not bring any vehicles other of any kind into the Building except in compliance with the following requirements: (a) such vehicles shall not be left running while inside the Premises; (b) Tenant shall be solely responsible for installing, at Tenant’s sole cost and expense, any ventilation system or other alterations and improvements (the “Ventilation System”) in the Premises required by Regulations as a result of such vehicles being driven into the Premises; and (c) Tenant shall obtain all permits and other governmental approvals required for such use of the Premises.

Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

In no event shall any portion of the Premises be used or occupied or permitted to be used or occupied for any of the following purposes: (i) any nightclub or any discotheque; (ii) any adult bookstore or video shop, nude or semi-nude or “adult” entertainment establishment or any lewd, obscene or pornographic purpose; (iii) any store in which a material portion of the inventory is not available for sale or rental to children under 18 years of age because such inventory explicitly deals with, relates to, or depicts human sexuality, or in which any of the inventory constitutes drug paraphernalia of the kind associated with or sold by so-called “head shops”; (iv) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters and/or recycling bins located in the rear of any building and garbage disposal in the ordinary course of business); (v) any mortuary; (vi) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation; (vii) any gas station; (viii) any automobile, truck, trailer or RV sales, leasing, display or repair; (ix) any “flea market”, secondhand, surplus or other “off-price” or deep discount store; (x) any gambling or off-track betting operation, or (xi) any massage parlor or carnival.

Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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C-1

EXHIBIT D – FORM OF PURCHASE AGREEMENT

attached to and made a part of the Lease bearing the

Commencement Date of February 7, 2011 between

WILSON MENLO PARK CAMPUS, LLC, a Wisconsin limited liability company, as Landlord

and

FACEBOOK, INC., a Delaware corporation, as Tenant

D-1

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

                         , 20

BY AND BETWEEN

                                         ,

a

“Buyer”

AND

                                         ,

a

“Seller”

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of                  , 20     (“Execution Date”), by and between                                         , a                                          (“Buyer”), and                     , a                      (“Seller”), for the purposes of setting forth the agreement of the parties and of instructing                                          (“Escrow Agent”), with respect to the transactions contemplated by this Agreement.

RECITALS

Upon and subject to the terms and conditions set forth in this Agreement, Seller desires to sell and Buyer desires to purchase the following (collectively, the “Property”):

(i) the fee interest in that certain real property commonly known as and located in the City of Menlo Park, County of San Mateo, State of California, as legally described on Exhibit A attached hereto, together with all rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, all development rights, air rights, water, water rights and water stock relating thereto, all strips and gores, and all of Seller’s right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected thereto or used in connection therewith (collectively, the “Land”);

(ii) all buildings, improvements, structures and fixtures now or hereafter included or located on or in the Land (collectively, the “Improvements”, and together with the Land, the “Real Property”), and all apparatus, equipment, appliances and other fixtures used in connection with the operation or occupancy of the Land and the Improvements, such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services now or hereafter located on or in the Land or the Improvements;

(iii) all tangible personal property, equipment and supplies (collectively, the “Personal Property”) now or hereafter owned by Seller and located on or about the Land or the Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof; and

(iv) all intangible property (collectively, the “Intangible Property”) now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, including, without limitation, building-specific trademarks and trade names, transferable licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights affecting the property, including service, maintenance, repair, or supply contracts, oral or written, identified on Exhibit C (the “Service Contracts”), books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts.

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NOW, THEREFORE, in consideration of the foregoing Recitals which are incorporated herein by this reference, the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1.	AGREEMENT TO PURCHASE AND SELL; CONSIDERATION.

1.1	Agreement. This Agreement is being entered into pursuant to the exercise of a “Purchase Option” (as defined in the Lease (as hereinafter defined)). Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property upon the terms and conditions set forth herein.

2.	PURCHASE PRICE.

The purchase price for the Property (the “Purchase Price”) shall be the sum of [*], payable as follows:

2.1	Deposit. Not later than the date which is one Business Day (as hereinafter defined) after the Execution Date, Buyer shall deposit into Escrow the sum of [*] (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the “Deposit”).

Escrow Agent shall deposit the Deposit in a non-commingled trust account and shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time. In the event of the consummation of the purchase and sale of the Property as contemplated hereunder, the Deposit shall be paid to Seller at the Closing (as defined in Section 8 below) and credited against the Purchase Price. In the event the sale of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any Buyer’s Conditions Precedent (hereinafter defined), Buyer shall notify Escrow Agent in writing of the same, and the Deposit shall be promptly returned to Buyer. The Deposit shall be considered fully earned by Seller as consideration for entering into this Agreement and shall be nonrefundable to Buyer except as otherwise provided herein.

2.2	Balance. On the Closing Date (as defined below), Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit paid by Buyer under Section 2.1 above, by wire transfer of federal funds to Escrow Agent, net of all adjustments as provided herein.

3.	TITLE.

3.1	Approved form of Title. Buyer has approved all exceptions to title shown in the proforma title policy attached hereto as Exhibit D. Not later than 5 days after the

2

* Confidential Treatment Requested.

Execution Date, Buyer shall order (a) an ALTA extended coverage preliminary title report (the “PTR”) issued by [ ] (in such capacity, “Title Company”), together with legible copies of all documents referenced as exceptions therein, and (b) a current As-Built American Land Title Association survey of the Property, or an update to the Existing Survey if Seller has delivered an Existing Survey to Buyer by the end of such 5-day period (the updated Existing Survey or a new survey, as applicable, the “Survey”) in each case in form reasonably satisfactory to Buyer, prepared by a surveyor licensed in the State where the Property is located and certified to Buyer, Seller, Title Company, and such other persons or entities as Buyer may, in its discretion, request. Buyer shall promptly provide Seller with copies of the PTR, and Survey (and any updates or revisions thereto) to the extent the same have been received by Buyer prior to any termination of this Agreement.

3.2	Title Conditions. At the Closing, Seller shall convey to Buyer, and Buyer shall accept from Seller, fee simple title to the Property subject to the exceptions shown in the proforma title policy attached as Exhibit D, exceptions approved or deemed approved by Buyer pursuant to Section 3.3 below, exceptions approved by Buyer in writing after the date hereof, and the following matters (collectively, the “Permitted Exceptions”):

3.2.1	Taxes. Liens for non-delinquent real property taxes and assessments.

3.2.2	Laws and Regulations. All applicable laws, ordinances and regulations, including those relating to zoning or land use.

3.2.3	Survey Matters. Any matters or state of facts shown by any survey or any update thereof.

3.2.4	Matters Created by Buyer or its Affiliates. Any matters or interests created by Buyer, its Affiliates or their agents or representatives.

3.2.5	Standard Exceptions. The printed standard exceptions listed in the “Owner’s Title Policy” (as defined herein).

3.2.6	Lease. To the extent the Lease is not terminated at Closing, all rights of the tenant under the Lease.

For purposes hereof, the term “Affiliate” shall mean an entity that is directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Buyer (control being defined for such purposes as ownership of at least fifty percent (50%) of the equity interests in, and the power to direct the management of, the relevant entity).

3.3

Buyer’s Review of Title. Buyer shall have until a date that is 10 Business Days following Buyer’s receipt of the PTR (the “Title Review Termination Date”) to notify Seller in writing of any objection which Buyer may have to any matters reported or shown in the PTR or Survey that are not then Permitted Exceptions under Section 3.2 (“Buyer’s Objection Letter”). Matters reported in or shown by the PTR or Survey and not timely objected to by Buyer as provided above together with any exceptions that are

3

expressly approved by Buyer, shall be deemed thereafter to be “Permitted Exceptions”. Seller shall have no obligation to cure or correct any matter objected to by Buyer. However, on or before the 5th Business Day following Seller’s receipt of Buyer’s Objection Letter, Seller may elect, by delivering written notice of such election to Buyer (“Seller’s Response”) whether to cause Title Company to remove or insure over any matters objected to in Buyer’s Objection Letter. If Seller fails to deliver Seller’s Response within the time frame set forth above, it shall be deemed to be an election by Seller not to cause Title Company to so remove or insure over such objections. If Seller elects (or is deemed to have elected) not to cause Title Company to so remove or insure, then Buyer must elect, by delivering written notice of such election to Seller and Escrow Agent on or before the earlier to occur of (a) the 3rd Business Day following Buyer’s receipt of Seller’s Response or (b) if no Seller’s Response is received by Buyer, the 3rd Business Day following the date on which Seller shall have been deemed to have responded, as provided above, to: (i) terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement); or (ii) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions. In the event that Buyer fails to make such election on a timely basis, then Buyer shall be deemed to have elected to proceed to a timely Closing in accordance with the preceding clause (ii). If Seller elects to cause Title Company to remove or insure over any matters objected to in Buyer’s Objection Letter, Seller thereafter fails to do so prior to Closing and such failure continues for a period of thirty (30) days following written notice to Seller and extension of the Closing Date by Seller in its sole discretion for up to thirty (30) days to effectuate a cure, then, so long as Buyer shall not be in default of this Agreement, Buyer may elect on or before the Closing Date, as so extended by Seller for up to thirty (30) days, to either (x) terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement); or (y) proceed to a timely Closing whereupon such uncured but objected to exceptions or matters shall be deemed to be Permitted Exceptions. In the event that Buyer fails to make such election on a timely basis, then Buyer shall be deemed to have elected to proceed to a timely Closing in accordance with the preceding clause (y).

3.4

Title Exceptions Disclosed After the Execution Date. If, after Buyer’s delivery of Buyer’s Objection Letter (or, if Buyer does not deliver a Buyer’s Objection Letter, after the period during which Buyer may deliver a Buyer’s Objection Letter has expired), the Title Company issues a new or supplemental title report that discloses one or more exceptions that were not disclosed to Buyer in the PTR, then (i) any exception that is of the nature of one of the conditions of title described in Sections 3.2.1 through 3.2.5, shall become a Permitted Exception, and (ii) with respect to any exception that is not of the nature of the items described in Sections 3.2.1 through 3.2.5, subject to the last sentence of this Section 3.3, Buyer shall have until 5:00 p.m. San Francisco time on the date that is five (5) Business Days after Buyer’s receipt of the new or supplemental title commitment

4

and the underlying document for such exception to notify Seller in writing as to whether Buyer approves or disapproves the new exception. If Buyer approves such exception or fails to give notice by the time required under the previous sentence, then such exception shall become a Permitted Exception. If Buyer timely disapproves a new exception as permitted by this Section 4.2.4, then, subject to the last sentence of this Section 4.2.4, Seller shall have until 5:00 p.m. San Francisco time on the date that is two (2) Business Days after its receipt of Buyer’s disapproval notice to notify Buyer as to whether Seller will attempt to cause the new exception to be removed or insured against prior to or at Closing. Seller’s failure to give any such notice by the time required under the previous sentence shall be deemed to constitute Seller’s refusal to attempt to cause the new exception to be removed or insured against. Subject to the last sentence of this Section 3.3, Buyer shall have until 5:00 p.m. San Francisco time on the date that is three (3) Business Day after its receipt of a notice from Seller in which Seller refuses to attempt to cause the new exception to be removed or insured against to either (a) send notice waiving its disapproval of the new exception, in which event the exception shall become a Permitted Exception, or (b) deliver written notice to Seller of Buyer’s election to terminate this Agreement. Buyer’s failure to deliver a waiver notice to Seller in the time required by the previous sentence shall be deemed to constitute Buyer’s waiver of its disapproval of the new exception. The Closing Date shall be extended, if and as necessary, to enable Buyer and Seller to have the time periods provided above in this Section 3.3 to make the various elections described herein and to provide Seller with a period of up to thirty (30) days to extend the Closing Date at Seller’s election in Seller’s sole discretion, in order to cause such exception to be removed.

3.5

Seller’s Obligations Regarding Title. Notwithstanding anything to the contrary set forth herein, Seller shall take all action necessary to remove from title to the Property (or in the alternative, Seller may obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer in its sole discretion) the following matters: (a) all exceptions to title and survey matters created by Seller on or after the Execution Date without the prior written consent of Buyer (which consent may be withheld in Buyer’s sole and absolute discretion); (b) any and all liens and encumbrances for deeds of trusts, mortgages, judgments against Seller and mechanics’ liens caused by Seller (other than installments of real estate taxes or assessments not delinquent as of the Closing); (c) any matters created by Seller or any of its predecessors in violation of the terms and conditions of that certain lease between Wilson Menlo Park Campus, LLC, a Wisconsin limited liability company, and Facebook, Inc., a Delaware corporation, dated                  , 20     (the “Lease”), and (d) all taxes and installments of assessments due and payable for any period prior to Closing (collectively, the “Obligatory Removal Exceptions”). If, prior to the Closing, Seller is unable to remove or satisfactorily insure over any of the Obligatory Removal Exceptions, then, in addition to any and all other rights and remedies which Buyer may have hereunder or at law or in equity, Buyer may (a) terminate this Agreement by delivering written notice to Seller and Escrow Agent (in which case Escrow Agent shall return the Deposit to Buyer, and the parties shall equally share the Cancellation Charges), and Seller shall reimburse Buyer for all of Buyer’s reasonable, third-party, out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, and thereafter neither party shall have any rights or obligations to the other

5

hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; (b) pursue an action for specific performance to compel Seller to remove the Obligatory Removal Exceptions; or (c) proceed to a timely Closing and thereafter maintain an action for damages against Seller.

3.6	Condition of Title at Closing. Upon the Closing, Seller shall sell, transfer and convey to Buyer fee simple title to the Land and the Improvements thereon by a duly executed and acknowledged deed in the form of Exhibit B attached hereto (the “Deed”), subject only to the Permitted Exceptions.

3.7	BCDC Permit. Buyer acknowledges that the Property is subject to certain rights and obligations, including, without limitation, certain public access and public parking requirements, set forth in that certain Bay Conservation and Development Commission Permit No. 26-78 (issued December 1, 1978, and thereafter amended) (the “BCDC Permit”), in part recorded as Instrument No. 91029676 in the Official Records of San Mateo County, California. Prior to Closing, Seller and Buyer shall cooperate and undertake diligent efforts in order to satisfy the requirements of the BCDC Permit with respect to, and obtain any necessary consent to, the assignment of the BCDC Permit to Buyer at Closing (collectively, the “BCDC Consent”). In addition to the conditions of Closing specified in Section 7.1.3 below, it shall be a Buyer’s Condition that all necessary consents and approvals required for the assignment of the BCDC Permit to Buyer have been obtained prior to the Closing; provided, however, that if such condition has not been satisfied and Buyer elects to waive such condition and proceed with Closing, (i) Buyer shall endeavor to obtain any such necessary consents and approvals as soon as reasonably practicable after Closing, and (ii) provided that Seller has cooperated with Buyer and undertaken diligent efforts to obtain the BCDC consent, Buyer shall indemnify, defend (with counsel reasonably approved by Seller) and hold harmless Seller from and against all claims, demands, losses, liabilities, penalties, fines, lawsuits or other proceedings, and costs and expenses (including reasonable attorneys’ fees and court costs) suffered or incurred by Seller as a consequence of the failure of the parties to obtain any such necessary consents and approvals prior to Closing. The provisions of this Section 3.7 shall survive the Closing.

4.	SELLER’S REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date:

4.1	Authority. This Agreement and all other documents described in Section 9.1 below delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller; (ii) are binding obligations of Seller; and (iii) do not violate the formation documents of Seller. Except with respect to the BCDC Permit, Seller has obtained all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement. Seller further represents that it is a , duly organized and existing in good standing under the laws of the State of , with its principal place of business in .

6

4.2	No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or to the best of Seller’s knowledge the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree to which Seller is a party or to which Seller, or to the best of Seller’s knowledge, the Property is subject.

4.3	Preferential Rights. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property, except as provided for in the Lease.

4.4	Special Assessments or Condemnation. Except those shown as exceptions on the PTR or Schedule 4.4 attached hereto, Seller has received no written notice of any existing, proposed or contemplated (i) special assessments, (ii) condemnation actions against the Property or any part, or (iii) eminent domain proceedings, in each case, that would affect the Property.

4.5	Service Contracts. Seller has not entered into any service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator and landscaping agreements) affecting the Property, oral or written, except as set forth on the schedule attached hereto as Exhibit C (the “Service Contracts”)

4.6	Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

4.7	Litigation. Except as set forth on the schedule attached hereto as Exhibit F, there are no actions, suits or proceedings before any judicial or quasi-judicial body that are pending and have been served upon Seller, or to Seller’s knowledge have been threatened in writing with respect to the Property.

4.8	OFAC. Seller, and to Seller’s knowledge, all direct beneficial owners of Seller, are currently (a) in compliance with and shall at all times during the term of this Agreement remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7

4.9	Survival. Subject to Exception Matters, all of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other Closing instruments and documents for a period of twelve (12) months after Closing. Any claim which Buyer may have against Seller for a breach of any such representation, warranty or agreement, whether such breach is known or unknown, which is not specifically asserted by written notice to Seller within such twelve (12) month period shall not be valid or effective, and Seller shall have no liability with respect thereto.

4.10	Seller’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to the best of Seller’s knowledge” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to mean and are limited to the actual knowledge only of and (the “Designated Persons”), at the times indicated only, and not the knowledge of any other persons in Seller or any of Seller’s affiliates’ organizations, or Seller’s investment advisor or the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees, agents or representatives of Seller other than the Designated Persons. Seller represents and warrants that the Designated Persons are the individuals within Seller’s organization who are primarily in charge of asset management with respect to the Property. Furthermore, it is understood and agreed that the Designated Persons shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

4.11

No Liability for Exception Matters. As used herein, the term “Exception Matter” shall refer to a matter which would make a representation or warranty of Seller contained in this Agreement untrue or incorrect and which is actually known to Buyer before the Closing, including, without limitation, matters disclosed in any tenant estoppel certificate or from interviews with tenants, property managers or any other person, provided that such matter was not actually known by Seller to be untrue or incorrect on the Execution Date. If Buyer first obtains actual knowledge of any Exception Matter, Buyer’s sole remedy shall be to terminate this Agreement on the basis thereof, upon written notice to Seller within five (5) business days following Buyer obtaining actual knowledge of such Exception Matter, in which event the Deposit shall be returned to Buyer, unless within five (5) business days after receipt of such notice, Seller notifies Buyer in writing that it elects to attempt to cure or remedy such Exception Matter, in which event there shall be no return of the Deposit unless and until Seller is unable to so cure or remedy within the fifteen (15) business day period set forth below. The Closing shall be extended to the extent necessary to permit the parties to make the elections set forth in the previous sentence. Seller shall be entitled to extend the Closing Date for up to fifteen (15) business days in order to attempt to cure or remedy any Exception Matter. Buyer’s failure to give notice within five (5) business days after it has obtained actual knowledge

8

of an Exception Matter shall be deemed a waiver by Buyer of such Exception Matter. Seller shall have no obligation to cure or remedy any Exception Matter, even if Seller has notified Buyer of Seller’s election to attempt to cure or remedy any Exception Matter (except as specifically provided in Sections 3.3 and 3.4), and, subject to Buyer’s right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters. Upon any termination of this Agreement, neither party shall have any further rights nor obligations hereunder, except as specifically provided herein. If Buyer obtains actual knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property or is obligated to proceed with the acquisition of the Property, Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement or in any documents delivered by Seller at Closing pursuant to Section 9.1.

4.12

As-Is. Except as expressly set forth in this Agreement, including, without limitation elsewhere in this Article 4, Seller (i) makes no representations or warranties concerning the Property, income derived therefrom or any matters pertaining thereto; and (ii) makes no representations or warranties with respect to the physical condition or any other aspect of the Property, including, without limitation: (A) the structural integrity of, or the quality of any labor and materials used in the construction of, any improvements on the Land; (B) the conformity of the Improvements to any plans or specifications for the Property; (C) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, including zoning or building code requirements; (D) the existence of soil instability, past soil repairs, soil additions or conditions of soil fill or susceptibility to landslides; (E) the sufficiency of any undershoring; (F) the sufficiency of any drainage; (G) whether the Land is located wholly or partially in any flood plain or flood hazard boundary or similar area; (H) the existence or non-existence of underground storage tanks; (I) any other matter affecting the stability or integrity of the Land or any buildings or improvements situated on or as part of the Improvements; (J) the availability, quality, nature, adequacy and physical condition of public utilities and services for the Property; (K) the habitability, merchantability, fitness, suitability, functionality, value or adequacy of the Property or any component or system thereof for any intended use; (L) the potential for further development of the Property; (M) the existence of vested land use, zoning or building entitlements affecting the Premises; (N) the quality, nature, adequacy and physical condition of the Property, including the structural elements, foundations, roofs, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances; (O) the quality and nature of any groundwater; (P) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property; (Q) the presence of any hazardous materials or mold or any mold-like substance on, in, under or about the Property or any nearby property; (R) the condition of title to the Property; (S) any agreements affecting the Property; and (T) the economics of the operation of the Property. Buyer expressly acknowledges that the Property is being sold and accepted “AS IS, WHERE IS” and are being accepted without any representation or warranty by Seller or any agent, officer, employee or representative of Seller except as expressly set

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forth herein. Buyer agrees that it will make such investigations of the condition of the Property as Buyer deems adequate and will be relying solely upon its own investigation of such condition and not upon any statement of Seller.

Buyer waives right to recover from Seller, the affiliates of Seller, and the shareholders, directors, officers, employees and agents of each of the foregoing parties (collectively, the “Seller-Related Parties”), and forever releases, covenants not to sue and discharges the Seller-Related Parties from, any and all damages, demands, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever, including attorneys’ fees and costs, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of this Agreement or in any way be connected with the Property, including, but not limited to, the presence of any hazardous materials on, in, under or about the Property.

The release set forth in the immediately preceding paragraph includes claims, liabilities and other matters of which Buyer is presently unaware or of which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s willingness to enter into the release set forth in the immediately preceding paragraph. In this connection and to the fullest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, loses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the release set forth in the immediately preceding paragraph has been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit the Seller-Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses. In connection with the release set forth in the immediately preceding paragraph, Buyer expressly waives the benefits of Section 1542 of the California Civil Code which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Nothing set forth hereinabove is intended to or shall alter or diminish in any way the rights and obligations of the parties under the Lease for the period prior to Closing.

NOTWITHSTANDING THE FOREGOING, THE RELEASE SET FORTH IN THIS SECTION 4.10 SHALL NOT APPLY (I) TO THE EXTENT OF ANY FRAUD PERPETRATED BY SELLER OR THE SELLER-RELATED PARTIES OR ANY INTENTIONAL OR NEGLIGENT MISREPRESENTATION MADE BY SELLER OR THE SELLER-RELATED PARTIES, PROVIDED THAT THIS PROVISION SHALL NOT EXTEND THE PERIOD WITH RESPECT TO WHICH REPRESENTATIONS AND WARRANTIES SURVIVE UNDER THIS AGREEMENT AS SET FORTH IN SECTION 4.9 ABOVE, (II) ANY OBLIGATION OF SELLER WHICH EXPRESSLY SURVIVES THE CLOSING, OR (III) TO ANY CLAIMS ARISING FROM OR RELATED TO SELLER’S OBLIGATIONS UNDER THE DOCUMENTS DELIVERED TO BUYER AT CLOSING.

The provisions of this Section 4.10 shall survive the Closing.

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5.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to and agrees with Seller that, as of the date hereof, and as of the Closing Date:

5.1	Authority. This Agreement and all other documents described in Section 9.2 below delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Buyer; (ii) are binding obligations of Buyer; and (iii) do not violate the formation documents of Buyer. Except with respect to the BCDC Permit, Buyer has obtained all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement. Buyer further represents that it is a , duly organized and existing in good standing under the laws of the State of , with its principal place of business in .

5.2	No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree to which Buyer is a party or to which Buyer is subject.

6.	COVENANTS OF SELLER.

In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the date hereof and the Closing Date:

6.1	Title. Seller shall not take any action or cause the creation of any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion).

6.2	Buyer’s Approval of New Leases and Agreements Affecting the Property. Seller shall not enter into any new lease or other agreement affecting the Property, or modify or terminate any existing lease or other agreement affecting the Property, which will be binding on the Property after Closing, except for agreements which are terminable at Closing without payment of any penalty or fee or other cost to Seller, without first obtaining Buyer’s consent to such action (which consent may be withheld in Buyer’s sole and absolute discretion). Seller shall promptly notify Buyer of any such new, extended, renewed or replaced lease or other agreement entered into by Seller that affects the Property and will be binding on the Property after Closing.

6.3	Notice of Change in Circumstances. Seller shall promptly notify Buyer of any event or circumstance of which Seller obtains actual knowledge subsequent to the date of this Agreement which materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof and which will be binding on the Property after Closing or which makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading in any material respect.

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6.4	Exclusive Negotiations. Seller shall (i) remove the Property from the market, and (ii) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property.

6.5	Development Activities. Seller shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion).

6.6	No Default. Seller shall not default with respect to the performance of any of Seller’s obligations as landlord under the Lease or under any agreements relating to the Property to which Seller is a party and which will be binding on the Property after Closing, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to the Service Contracts to which Seller is a party.

6.7	Insurance and Maintenance of Improvements. Seller agrees to maintain the insurance required to be carried by Seller under the Lease.

6.8	Litigation. Seller shall not allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion); provided that, Seller may commence (or pursue) any action, suit or proceeding with respect to any breach of the Lease by the tenant under the Lease without Buyer’s prior written consent. In the event Seller receives any notice of any proceeding of the character described in Sections 4.6 or 4.7 which has not been previously disclosed to Buyer prior to the Closing, Seller shall promptly advise Buyer in writing.

Subject to Section 4.9 above, any claims of Buyer for Seller’s failure to perform Seller’s covenants set forth in this Section 6 shall survive the Closing.

7.	CONDITIONS PRECEDENT TO CLOSING.

7.1	Buyer’s Conditions. The obligation of Buyer to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (“Buyer’s Conditions”), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer; provided, however, that any such waiver shall not affect Buyer’s ability to pursue any remedy Buyer may have with respect to any breach of any covenant or obligation required to be performed on the part of the Seller hereunder:

7.1.1	Title. Title Company shall be prepared and irrevocably committed to issue (a) to Buyer an American Land Title Association extended coverage owner’s policy of

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title insurance in favor of Buyer in an amount equal to the Purchase Price showing indefeasible fee simple title to the Property vested in Buyer, with those additional endorsements and reinsurance reasonably requested by Buyer and agreed to by the Title Company (without any requirement by the Title Company that the Seller provide any affidavit or indemnity in support thereof except for (a) an owner’s affidavit in commercial reasonably form to support the issuance of an extended coverage owner’s policy, which affidavit shall specifically exclude any matters relating to works of improvement affecting the Property that have been authorized by the tenant under the Lease or any subtenant with respect thereto, and (b) a commercially reasonable gap indemnity), subject only to (i) those documents recorded against the Real Property as of the Commencement Date (as defined in the Lease), (ii) those documents recorded against the Real Property after the Commencement Date (as defined in the Lease) and consented to by Tenant (as defined in the Lease) in accordance with the terms and conditions set forth in the Lease, and (iii) any additional Permitted Exceptions, and in all events, with all Obligatory Removal Exceptions removed (collectively, the “Owner’s Title Policy”).

7.1.2	Seller’s Due Performance. Subject to Exceptions Matters, all of the representations and warranties of Seller set forth in Section 4 shall be true and correct in all material respects as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with in all material respects and/or performed in all material respects all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement, including, without limitation, the deliveries required to be made by Seller pursuant to Sections 9.1 and 9.3 hereof.

7.1.3	Bankruptcy. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors that has not been dismissed and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

7.1.4	No Moratoria. No moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would adversely affect Buyer’s intended use of the Property.

7.1.5	Condition of Property. Subject to the provisions of Section 12 below, the condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer’s representatives or any Affiliate of Buyer or their representatives.

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7.2	Failure of Buyer’s Conditions. Subject and without limitation to Buyer’s rights hereunder, including, without limitation, Section 13.2 hereof, if any of Buyer’s Conditions have not been fulfilled within the applicable time periods, Buyer may:

7.2.1	Waive and Close. Waive the Buyer’s Condition and close Escrow in accordance with this Agreement, with or without adjustment or abatement of the Purchase Price, and if the Buyer’s Condition not satisfied is either of the conditions set forth in Sections 7.1.2 or 7.1.3 above, then, subject to Section 4.9 above, all of Buyer’s claims and causes of action against Seller for such failure shall survive Closing and after Closing Buyer may pursue all rights and remedies available at law or in equity as a result thereof; or

7.2.2	Terminate. Terminate this Agreement by delivering written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Seller shall pay the Cancellation Charges, and if the Buyer’s Condition not satisfied is either of the conditions set forth in Sections 7.1.2 or 7.1.3 above, then Buyer shall be entitled to pursue any other rights and remedies which it may have against Seller in connection therewith.

7.3	Seller’s Conditions. The obligation of Seller to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent with respect to deliveries to be made by the parties at Closing) (“Seller’s Conditions”), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller:

7.3.1	Buyer’s Due Performance. All of the representations and warranties of Buyer set forth in Section 5 hereof shall be true and correct in all material respects as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied in all material respects with and/or performed in all material respects all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

7.4	Failure of Seller’s Conditions. Subject to Seller’s rights hereunder in the event of a default by Buyer which results in the failure of a Seller’s Condition, in the event of the failure of a Seller’s Condition, Seller may terminate this Agreement by delivery of written notice to Buyer and Escrow Agent, in which event Escrow Agent disburse the Deposit to Seller, Buyer shall pay the Cancellation Charges, and neither party shall thereafter have any rights or obligations to the other hereunder.

8.	CLOSING.

8.1	Closing Date. Subject to the provisions of this Agreement, the Closing shall take place on [ ] [DRAFTING NOTE: TO BE FILLED-IN WITH DATE SET FORTH IN TENANT’S EXERCISE NOTICE], or on such other date as the parties hereto may agree. As used herein, the “Closing” shall mean the recordation of the Deed in the Official Records of the County of San Mateo, State of California (the “Official Records”), and the “Closing Date” shall mean the date upon which the Closing actually occurs.

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8.2	Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys’ and advisors’ fees), except the following costs (the “Closing Costs”), which shall be allocated between the parties as follows (or in accordance with custom for any closing costs not described below):

8.2.1	Seller’s Closing Costs. Seller shall pay documentary transfer, stamp, sales and other taxes related to the transfer of the Property and Escrow Agent’s escrow fees and costs.

8.2.2	Buyer’s Closing Costs. Buyer shall pay all recording fees related to Buyer’s acquisition of the Property, and all premiums, costs and fees related to the delivery of the Owner’s Title Policy, the cost of the Survey.

9.	CLOSING DELIVERIES.

9.1	Deliveries by Seller to Escrow. Not less than 1 Business Day prior to the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each effective as of the Closing Date and executed by Seller, in addition to the other items and payments required by this Agreement to be delivered by Seller:

9.1.1	Deed. The original executed and acknowledged Deed conveying the Property to Buyer or its nominee;

9.1.2	Non-foreign Affidavit. 2 originals of an affidavit that Seller is exempt from withholding under Section 1445 of the Internal Revenue Code or any like or successor statute, each executed by Seller;

9.1.3	California FTB Form 593-C. 2 originals of a California FTB Form 593-C (or its equivalent), each executed by Seller;

9.1.4	Bill of Sale and Assignment. 2 original counterparts of the Bill of Sale and Assignment in the form of Exhibit E attached hereto, each executed by Seller, pursuant to which Seller shall transfer to Buyer all the Personal Property and the Intangible Property, in each case free of all liens and encumbrances created by Buyer or its Affiliates;

9.1.5	Proof of Authority. Such proof of Seller’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company; and

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9.1.6	Assignment of Lease. 2 original counterparts of an assignment and assumption of the Lease (if, pursuant to Section 16.4 below, Buyer elects not to terminate the Lease) in a form reasonably agreed to by Buyer and Seller (the “Assignment of Lease”) executed by Seller.

9.1.7	Other. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Escrow Agent in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein, provided that any title affidavit shall be in a commercially reasonable form that does not require Seller to make any representations as to any matters arising out of any works of improvement affecting the Property at any time that have been authorized by the tenant under the Lease or any subtenant with respect thereto, and Seller shall not be required to provide any indemnity to Title Company except a gap indemnity in commercially reasonable form.

9.2	Deliveries by Buyer. On or before the Closing, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following:

9.2.1	Balance, Prorations & Closing Costs. The balance of the Purchase Price pursuant to Section 2 hereof and Buyer’s share of Closing Costs (as hereinafter defined), as provided in Section 8.2;

9.2.2	Assignment of Lease. 2 original counterparts of the Assignment of Lease (if, pursuant to Section 16.4 below, Buyer elects not to terminate the Lease) executed by Buyer.

9.2.3	Other. Keys, combinations or card keys to all locks and security systems, and such other documents and instruments in commercially reasonable form in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

9.3	Deliveries Outside of Escrow. Seller shall deliver possession of the Property to Buyer upon the Closing. Further, Seller hereby covenants and agrees, at its sole cost and expense, to deliver or cause to be delivered to deliver to Buyer, on or prior to the Closing, the following items to the extent in Seller’s possession:

9.3.1	Service Contracts. An original, fully executed counterpart of each of the Service Contracts being assumed by Buyer, and any amendments, modifications, supplements and restatements thereto;

9.3.2	Intangible Property. The original of each document evidencing the Intangible Property or rights to ownership and use thereof including the Approvals;

9.3.3	Personal Property. The Personal Property, including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements; and

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9.3.4	Other. Keys, combinations or card keys to all locks and security systems, and such other documents and instruments, in commercially reasonable form, in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

10.	PRORATIONS.

10.1	Prorations. There shall be no prorations of income, taxes or other operating expenses affecting the Property at Closing, however, (i) rent and other amounts paid or payable by Tenant under the Lease shall be prorated as of the Closing (such that Tenant receives at Closing a prorated refund of rent and other amounts paid by Tenant under the Lease for the month of Closing for the portion of such month occurring after Closing), (ii) the parties obligations to reconcile Taxes, Insurance, Impositions (as those terms are defined in the Lease) and other operating expenses for the Property for the period prior to Closing, as required by the Lease, shall survive Closing and (if applicable) any termination of the Lease, (iii) Tenant’s rights to appeal Taxes (as defined in the Lease) for any period prior to Closing, as set forth in the Lease, shall survive the Closing and (if applicable) any termination of the Lease, and (iv) (iv) Buyer shall pay to Seller at Closing the portion of the cost of any “Capital Items” for which Tenant was reimbursed by Seller, as landlord under the Lease, pursuant to Section 7.2(iii) thereof.

10.2	Preliminary Closing Statement. 10 days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the “Preliminary Closing Statement”) setting forth the Closing Costs allocable to each of the parties pursuant to Section 8.2 hereof. Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the “Closing Statement”).

11.	ESCROW.

11.1	Opening of Escrow. Promptly following the Execution Date, Buyer and Seller shall each cause a purchase and sale escrow (“Escrow”) to be opened with Escrow Agent by delivery to Escrow Agent of 3 duplicate partially executed originals of this Agreement executed by Seller and Buyer. Upon receipt of such partially executed originals of this Agreement, Escrow Agent shall form 3 duplicate original counterparts of this Agreement and telephonically confirm to Buyer and Seller the date upon which Escrow is opened (the “Opening of Escrow”). On or immediately after the Opening of Escrow, Escrow Agent shall (a) confirm the same by executing and dating the 3 duplicate original counterparts of this Agreement in the space provided for Escrow Agent, and (b) deliver a fully executed original of this Agreement to each of Seller and Buyer.

11.2

Escrow Instructions. This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with

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this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, if any (as may be modified by and mutually acceptable to Buyer, Seller and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

11.3	Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, and Title Company is unconditionally and irrevocably committed to issue the Owner’s Title Policy concurrently with the Closing, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

11.3.1	Recording. Following Title Company’s acknowledgment that it is prepared and irrevocably committed to issue the Owner’s Title Policy to Buyer, cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

11.3.2	Funds. Upon receipt of confirmation of the recordation of the Deed and such other documents as were recorded pursuant to Section 11.3.1 above, disburse all funds deposited with it by Buyer as follows:

(a) Pursuant to the Closing Statement (as hereinafter defined), retain for Escrow Agent’s own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner’s Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

(b) Disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of allocation of Closing Costs provided for in Sections 10 and 8.2. Seller’s portion (as provided in Section 8.2) of the escrow fees, title fees and other Closing Costs shall be paid pursuant to clause (a) above; and

(c) Disburse to Buyer any remaining funds in the possession of Escrow Agent after payments pursuant to clauses (a) and (b) above have been completed.

11.3.3	Owner’s Title Policy. Cause Title Company to issue the Owner’s Title Policy to Buyer.

11.3.4	Delivery of Documents. Deliver to Buyer and Seller one original of each of all documents deposited into Escrow, other than the Deed and any other recorded documents.

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11.4	Conflicting Demands. Upon receipt of a written demand for the Deposit (a “Deposit Demand”) by Seller or Buyer (the “demanding party”), Escrow Agent shall promptly send a copy of such Deposit Demand to the other party (the “non-demanding party”). Escrow Agent shall hold the Deposit for 5 Business Days from the date of delivery by Escrow Agent of the Deposit Demand to the non-demanding party (“Objection Period”) or until Escrow Agent receives a confirming instruction from the non-demanding party. In the event the non-demanding party delivers to Escrow Agent written objection to the release of the Deposit to the demanding party (an “Objection Notice”) within the Objection Period (which Objection Notice shall set forth the basis under this Agreement for objecting to the release of the Deposit), Escrow Agent shall promptly send a copy of the Objection Notice to the demanding party. In the event of any dispute between the parties regarding the release of the Deposit, Escrow Agent, in its good faith business judgment, may disregard all inconsistent instructions received from either party and may either (a) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of such mutual resolution in writing by both Seller and Buyer, or Escrow Agent is otherwise instructed by a final non-appealable judgment of a court of competent jurisdiction, or (b) deposit the Deposit with a court of competent jurisdiction by an action of interpleader (whereupon Escrow Agent shall be released and relieved of any further liability or obligations hereunder from and after the date of such deposit). In the event Escrow Agent shall in good faith be uncertain as to its duties or obligations hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, Escrow Agent shall promptly notify both parties in writing and thereafter Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrow Agent shall receive a joint instruction from both parties clarifying Escrow Agent’s uncertainty or resolving such conflicting instructions, claims or demands, or until a final non-appealable judgment of a court of competent jurisdiction instructs Escrow Agent to act.

11.5	Real Estate Reporting Person. Escrow Agent is designated the “real estate reporting person” for purposes of section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

11.6	Destruction of Documents; Survival. Escrow Agent is hereby authorized to destroy or otherwise dispose of any and all documents, papers, instructions and other material concerning the Escrow at the expiration of 6 years from the later of (a) the Closing, (b) the final disbursement of any funds maintained in Escrow after the Closing, or (c) the final release of the Deposit following the termination of this Agreement. The provisions of this Section 11 shall survive the Closing or earlier termination of this Agreement until Escrow Agent’s duties and obligations hereunder are fully and finally discharged.

12.	RISK OF LOSS.

12.1	Condemnation. If, prior to the Closing Date, all or any material portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or

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contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement by delivering written notice to Seller not later than 30 days after delivery of such notice from Seller. Upon such termination, Escrow Agent shall immediately return the Deposit to Buyer, the parties shall equally share the Cancellation Charges, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer does not elect to terminate this Agreement, Seller shall not compromise, settle or adjust any award without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion). At the Closing, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all awards for such taking or pending or contemplated taking.

12.2	Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage or destruction of the Property shall be borne and assumed by Seller (subject to the terms of the Lease). If prior to Closing any part of the Property is damaged or destroyed, Buyer shall have the option to terminate this Agreement by delivering written notice to Seller not later than thirty (30) days after the occurrence of such damage or destruction. If Buyer does not so elect terminate this Agreement, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer’s sole option and cost), the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the sole right to adjust the insurance claim and Seller shall not compromise, settle or adjust any such claim without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion).

13.	DEFAULT.

13.1

Default by Buyer. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER’S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER’S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (EXCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT. IN THE EVENT ESCROW FAILS TO CLOSE AS A RESULT OF BUYER’S DEFAULT AND SELLER IS

20

READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (3) ESCROW AGENT SHALL DELIVER THE DEPOSIT (EXCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER’S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND (4) ESCROW AGENT SHALL DELIVER TO BUYER ALL INTEREST AND DIVIDENDS EARNED ON THE DEPOSIT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials	Buyer’s Initials

Buyer shall not be deemed in default under this Agreement unless and until Seller shall have provided written notice to Buyer of such default and Buyer shall have failed to cure such default within five (5) Business Days after receipt of such written notice. The Closing shall be extended as necessary to provide Buyer the full five (5) Business Day cure period.

13.2	Default by Seller. Subject to Section 4.9 above, in the event of any breach or default by Seller, then Buyer shall be entitled to pursue any remedy available to Buyer hereunder, at law or in equity, including, without limitation, the specific performance of this Agreement.

Seller shall not be deemed in default under this Agreement unless and until Buyer shall have provided written notice to Seller of such default and Seller shall have failed to cure such default within five (5) Business Days after receipt of such written notice. The Closing shall be extended as necessary to provide Seller the full five (5) Business Day cure period.

14.	BROKERS.

Seller and Buyer each hereby represent, warrant to and covenant to each other that it has not dealt with any third party in a manner which would obligate the other to pay any brokerage

21

commission, finder’s fee or other compensation due or payable with respect to the transaction contemplated hereby. Seller hereby indemnifies and agrees to protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys’ fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 14. Buyer hereby indemnifies and agrees to protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys’ fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 14. The provisions of this Section 14 shall survive the Closing or earlier termination of this Agreement.

15.	CONFIDENTIALITY.

15.1	Buyer. Buyer agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Buyer of any remedy hereunder, Buyer shall (a) keep confidential the pendency of this transaction and the documents and information supplied by Seller to Buyer, and (b) disclose such information only to Buyer’s agents, employees, contractors, consultants or attorneys, as well as lenders (if any), investment bankers, venture capital groups, investors, and title company personnel, with a need to know in connection with Buyer’s review and consideration of the Property, provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer’s control) cause such confidence to be maintained. Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys.

15.2	Seller. Seller agrees that prior to the Closing, except as otherwise provided herein or required by law, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer, the terms and conditions contained in the Agreement and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey the Property at the Closing, and (b) disclose such information only to Seller’s agents, auditors, officers, employees, contractors, consultants or attorneys, as well as title company personnel, with a need to know such information in connection with effecting or monitoring this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller’s control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.

22

16.	LIMITATION ON LIABILITY.

Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty and/or covenant by Seller) in connection with the sale of the Property to Buyer under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Deed, the Bill of Sale, the Assignment of Leases (collectively, the “Other Documents”, shall under no circumstances whatsoever exceed Four Million Dollars ($4,000,000); and (b) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Fifty Thousand Dollars ($50,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto. Nothing set forth in this Section 16 is intended to or shall alter or diminish in any way the rights and obligations of the parties under the Lease for the period prior to Closing.

17.	MISCELLANEOUS PROVISIONS.

17.1	Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

17.2	Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

17.3	Modifications; Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

17.4

Termination of Lease. Upon the Closing, the Lease shall terminate and be of no further force and effect except for any obligations set forth therein which expressly survive termination. Notwithstanding the foregoing, Buyer may deliver written notice to Seller not later than five (5) Business Days prior to the Closing that Buyer desires the Lease to

23

remain in effect upon the Closing in which case the Lease shall be assigned to Buyer pursuant to the Bill of Sale and Assignment (as described below); provided, that Seller shall retain any claims for any defaults under the Lease which occurred prior to Closing.

17.5	Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, “Notices”) shall be in writing and may be given personally, by reputable overnight delivery service or by facsimile transmission (with in the case of a facsimile transmission, confirmation by reputable overnight delivery service) to each of the parties at the following addresses:

To Buyer:	[ ]
[ ]
[ ]
	Attention:	_______________
	Telephone:	( ) -
	Facsimile:	( ) -

With A Copy To:	____________________
____________________
____________________
_______________________
	Attention:	_______________	, Esq.
	Telephone:	( ) -
	Facsimile:	( ) -

To Seller:	___________________________________
___________________________________
___________________________________
	Attention:	_________________________
	Telephone:	( ) -
	Facsimile:	( ) -

With A Copy To:	___________________________________
___________________________________
___________________________________
	Attention:	_________________________
	Telephone:	( ) -
	Facsimile:	( ) -

To Escrow Agent:	___________________________________
___________________________________
	Attention:	_________________________
	Telephone:	( ) -
	Facsimile:	( ) -

or to such other address or such other person as the addressee party shall have last designated by written notice to the other party. Notices given by facsimile transmission

24

shall be deemed to be delivered as of the date and time when transmission and receipt of such facsimile is when confirmed; and all other Notices shall have been deemed to have been delivered on the date of delivery or refusal.

17.6	Expenses. Subject to the allocation of Closing Costs provided in Section 8.2 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

17.7	Assignment.

17.7.1	Seller’s Right to Assign. Seller shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement (except to the existing lender of record), or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law.

17.7.2	Buyer’s Right to Assign. Buyer may assign this Agreement (or designate one or more parties to take title to all or any portion of the Property) upon notice to Seller given at least five (5) days prior to the effective date of such assignment, but without the necessity of Seller’s prior consent thereto; provided, however that no such assignment, shall relieve Buyer of its obligations under this Agreement.

17.8	Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

17.9	Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 17.7 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

17.10	Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

17.11	Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

17.12	Time of the Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

25

17.13	Further Assistance. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

17.14	Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

17.15	Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

17.16	Exhibits. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

17.17	Attorneys’ Fees. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

17.18	Business Days. As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday under the laws of the State of California, the date for performance thereof shall be extended to the next Business Day.

17.19	Natural Hazards. Natural hazards described in the following California code sections may affect the Property: (A) Govt. Code Section 8589.3 (Special Flood Hazard Area); (B) Govt. Code Section 8589.4 (Inundation Area); (C) Govt. Code Section 51183.5 (Fire Hazard Severity Zone); (D) Public Resource Code Section 2621.9 (Earthquake Fault Zone); (E) Public Resource Code Section 2694 (Seismic Hazard Zone); and (F) Public Resource Code Section 4136 (Wildland Area). Seller execute and deliver to Buyer a “Natural Hazards Disclosure Statement” with respect to the foregoing matters obtained by Seller. Buyer shall countersign and deliver to Seller the “Natural Hazards Disclosure Statement”. Buyer acknowledges and agrees that Buyer will independently evaluate and investigate whether any or all of such natural hazards affect the Property, and Seller shall have no liabilities or obligations with respect thereto.

26

17.20	Survival of Article 17. The provisions of this Article 17 shall survive the Closing.

[SIGNATURES ON NEXT PAGE]

27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:			,
a

By:
Name:
Its:

SELLER:
a

By:
Name:
Its:

ESCROW AGENT:

The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

TITLE INSURANCE COMPANY	Date: , 20

By:
Name:
Its:

EXHIBIT A

LEGAL DESCRIPTION

REAL PROPERTY IN THE CITY OF MENLO PARK, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCELS 1, 2, 3 & 4 AS SHOWN ON PARCEL MAP, LANDS OF BNP LEASING CORPORATION, FILED FEBRUARY 16, 1994, BOOK 67 OF PARCEL MAPS, PAGES 36 THROUGH 38 INCLUSIVE, SAN MATEO COUNTY RECORDS AND CORRECTED BY THAT CERTIFICATE OF CORRECTION RECORDED OCTOBER 12, 1994 AS DOCUMENT NO. 94-158967 OFFICIAL RECORDS, SAN MATEO COUNTY.

PARCEL TWO:

NON-EXCLUSIVE EASEMENTS FOR UTILITIES, FIRE PROTECTION WATER MAIN AND PIPES AND PRIMARY ACCESS AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED OCTOBER 29, 1993 AS INSTRUMENT NO. 93186615, OFFICIAL RECORDS.

APN: 055-411-110, 120, 130 and 140

A-1

EXHIBIT B

FORM OF GRANT DEED

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Attention:

MAIL TAX STATEMENTS TO:

,

Assessor’s Parcel Number(s): 55-411-110, 55-411-120, 55-411-130 and 55-411-140

GRANT DEED

The undersigned Grantor declares that Documentary Transfer Tax is not part of the public records.

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                     , a                      (“Grantor”), hereby GRANTS to                     , a                      (“Grantee”), that certain real property located in the County of San Mateo, State of California and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”), together with (i) all improvements located thereon, (ii) all rights, privileges, easements and appurtenances appertaining to the Property, and (iii) all right, title and interest of Grantor (if any) in, to and under adjoining streets, rights of way and easements, subject to all exceptions to title set forth on Exhibit B and made a part hereof.

IN WITNESS WHEREOF, Grantor has caused its duly authorized representatives to execute this instrument as of                  , 20    .

GRANTOR:			,
a

By:
Its:

State of California

County of

On		before me,		,
	Date		Here Insert Name and Title of Officer

personally appeared
Name(s) of Signer(s)
,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.	Place Notary Seal Above

WITNESS my hand and official seal.

Signature
Signature of Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

REAL PROPERTY IN THE CITY OF MENLO PARK, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCELS 1, 2, 3 & 4 AS SHOWN ON PARCEL MAP, LANDS OF BNP LEASING CORPORATION, FILED FEBRUARY 16, 1994, BOOK 67 OF PARCEL MAPS, PAGES 36 THROUGH 38 INCLUSIVE, SAN MATEO COUNTY RECORDS AND CORRECTED BY THAT CERTIFICATE OF CORRECTION RECORDED OCTOBER 12, 1994 AS DOCUMENT NO. 94-158967 OFFICIAL RECORDS, SAN MATEO COUNTY.

PARCEL TWO:

NON-EXCLUSIVE EASEMENTS FOR UTILITIES, FIRE PROTECTION WATER MAIN AND PIPES AND PRIMARY ACCESS AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED OCTOBER 29, 1993 AS INSTRUMENT NO. 93186615, OFFICIAL RECORDS.

APN: 055-411-110, 120, 130 and 140

EXHIBIT B

EXCEPTIONS TO TITLE

STATEMENT OF TAX DUE AND REQUEST

THAT TAX DECLARATION NOT BE MADE A PART

OF THE PERMANENT RECORD

IN THE OFFICE OF THE

COUNTY RECORDER

(Pursuant to Cal. Rev. and Tax Code Section 11932)

To:	Registrar – Recorder

County of San Mateo

Request is hereby made in accordance with the provision of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

                                                                                    ,

a                                                              , as Grantor,

and

                                                                      , a                                                                      , as Grantee.

The property described in the accompanying document is located in San Mateo County, California.

The amount of tax due to the County of San Mateo on the accompanying document is $                    , [and the amount of tax due to the City of Menlo Park on the accompanying document is $                    , each] computed on full value of property conveyed.

GRANTOR:		,
a

By:
Its:

NOTE:	After the permanent record is made, this form will be affixed to the conveying document and returned with it.

EXHIBIT C

SERVICE CONTRACTS

[To be provided by Seller at the time of execution of this Agreement]

C-1

EXHIBIT D

PROFORMA

D-1

Form No. 1402.06
ALTA Owner’s Policy (6-17-06)	Policy Number: 444887

OWNER’S POLICY OF TITLE INSURANCE

Issued by

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.

2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from

(a)	A defect in the Title caused by

(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;

(ii)	failure of any person or Entity to have authorized a transfer or conveyance;

(iii)	a document affecting Title not property created, executed, witnessed, sealed, acknowledged, notarized or delivered;

(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;

(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;

(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those act by electronic means authorized by law; or

(vii)	a defective judicial or administrative proceeding.

(b)	The lien of real-estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.

4.	No right of access to and from the Land.

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(a)	the occupancy, use, or enjoyment of the Land;

(b)	the character, dimensions, or location of any improvement erected on the Land;

(c)	the subdivision of land; or

(d)	environmental protection

If a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5. If a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9.	Title being vested other than as stated in Schedule A or being defective

(a)	as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)	because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

10.	Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

BY	/s/	PRESIDENT

ATTEST	/s/	SECRETARY

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1. (a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i) the occupancy, use or enjoyment of the Land;

(ii) the character, dimensions or location of any improvement erected on the Land;

(iii) the subdivision of land; or

(iv) environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3. Defects, liens, encumbrances, adverse claims, or other matters

(a) created, suffered, assumed, or agreed to by the Insured Claimant;

(b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;

(d) attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risks 9 and 10); or

(e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4. Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a) a fraudulent conveyance or fraudulent transfer; or

(b) a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5. Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1. DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)	“Amount of Insurance”: The amount stated in Schedule A as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)	“Insured”: The Insured named in Schedule A.

(i)	The term “Insured” also includes

(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C)	successors to an Insured by its conversion to another kind of Entity;

(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2)	if the grantee wholly owns the named Insured,

(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e)	“Insured Claimant”: An Insured claiming loss or damage.

(f)	“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)	“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i)	“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the land is located.

(j)	“Title”: The estate or interest described in Schedule A.

(k)	“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is contractual condition requiring the delivery of marketable title.

2. CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3. NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4. PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5. DEFENSE AND PROSECUTION OF ACTIONS

(a)	Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)	The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as Insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)	Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6. DUTY OF INSURED CLAIMANT TO COOPERATE

(a)	In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)	The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7. OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i)	To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)	To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8. DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of Indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i)	the Amount of Insurance; or

(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i)	the Amount of Insurance shall be increased by 10%, and

(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9. LIMITATION OF LIABILITY

(a)	If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)	In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntary assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10. REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11. LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12. PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13. RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a)	Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)	The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14. ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the

Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15. LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a)	This policy together with all endorsements, if any attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d)	Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16. SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17. CHOICE OF LAW; FORUM

(a)	Choice of Law. The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located. Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)	Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18. NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 1 First American Way, Santa Ana, CA 92707, Attn: Claims Department.

SCHEDULE A

First American Title Insurance Company

Name and Address of the Issuing Title Insurance Company:

First American Title Insurance Company

1737 North First Street, Suite 500

San Jose, CA 95112

File No.: NCS-444887-SC	Policy No.: 444887

Address Reference: 10, 15, 16 and 18 Network Circle, Menlo Park, CA 94025

Amount of Insurance: $100,000,000.00

Date of Policy:                     , 2011 at

1.	Name of Insured:

Wilson Menlo Park Campus, LLC, a Wisconsin limited liability company

2.	The estate or interest in the Land that is insured by this policy is:

A fee as to Parcel One and an easement as to Parcel Two

3.	Title is vested in:

Wilson Menlo Park Campus, LLC, a Wisconsin limited liability company

4.	The Land referred to in this policy is described as follows:

Real property in the City of Menlo Park, County of San Mateo, State of California, described as follows:

PARCEL ONE:

PARCELS 1, 2, 3 & 4 AS SHOWN ON PARCEL MAP, LANDS OF BNP LEASING CORPORATION, FILED FEBRUARY 16, 1994, BOOK 67 OF PARCEL MAPS, PAGES 36 THROUGH 38 INCLUSIVE, SAN MATEO COUNTY RECORDS AND CORRECTED BY THAT CERTIFICATE OF CORRECTION RECORDED OCTOBER 12, 1994 AS DOCUMENT NO 94-158967 OFFICIAL RECORDS SAN MATEO COUNTY.

PARCEL TWO:

NON-EXCLUSIVE EASEMENTS FOR UTILITIES, FIRE PROTECTION WATER MAIN AND PIPES AND PRIMARY ACCESS AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED OCTOBER 29, 1993 AS INSTRUMENT NO. 93186615, OFFICIAL RECORDS.

APN: 055-411-110, 120, 130 and 140

SCHEDULE B

File No.: NCS-444887-SC	Policy No.: 444887

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	General and special taxes and assessments for the fiscal year 2011-2012, a lien not yet due or payable.

General and special taxes and assessments for the fiscal year 2010-2011.

First Installment	$895,099.87, PAID
Penalty:	$0.00
Second Installment:	$895,099.87, PAYABLE
Penalty:	$0.00
Tax Rate Area:	08-080
A. P. No.:	055-411-110-4

1b.	General and special taxes and assessments for the fiscal year 2010-2011.

First Installment:	$301,306.65, PAID
Penalty:	$0.00
Second Installment:	$301,306.65, PAYABLE
Penalty:	$0.00
Tax Rate Area:	08-080
A. P. No.:	055-411-120-3

1c	General and special taxes and assessments for the fiscal year 2010-2011.

First Installment:	$270,853.92, PAID
Penalty:	$0.00
Second Installment:	$270,853.92 PAYABLE
Penalty:	$0.00
Tax Rate Area:	08-080
A. P. No.:	055-411-130-2

1d	General and special taxes and assessments for the fiscal year 2010-2011.

First Installment:	$494,616.42, PAID
Penalty:	$0.00
Second installment:	$494,616.42, PAYABLE
Penalty:	$0.00
Tax Rate Area:	08-080
A. P. No.:	055-411-140-1

2.	The lien of supplemental taxes, if any, assessed as a result of the transfer of title to the vestee named in Schedule A; or as a result of changes in ownership, new construction or other events occurring on or after the Date of Policy.

3.	Amendment to reservation:

Executed by: Fred Carnduff, Chester Carnduff, Edgar Carnduff, Jeanette Carnduff Thornton, Alfred A. Affinito and Bess M. Affinito

Dated: June 06, 1968

Recorded: June 14, 1968

Document No.: 50849-AB

Book/Reel 5487 of Official Records at Page/Image 381, Records of San Mateo County, California.

Said amendment modifies the reservations contained in Grant Deed

From: Edgar Carnduff, et al

To: Nathaniel Hellman, et al

Recorded: September 17, 1964

Book/Reel 4799 of Official Records at Page/Image 48, Records of San Mateo County, California

Said amendment quitclaims rights in reserved minerals within the surface 500 feet except for two one acre sites described as Parcels “E” and “F” together with 20 foot wide access easements. Said amendment also amends the reservation for access to property South of the Southern Pacific R.R. to except the property herein described.

Said matter affects Parcels 3 and 4.

4.	The fact that the land lies within the boundaries of the Las Pulgas Redevelopment Project Area, as disclosed by the document recorded December 21, 1981 as Instrument No. 19388-AT of Official Records.

Document(s) declaring modifications thereof recorded September 11, 1991 as Instrument No. 91120049 of Official Records.

Document(s) declaring modifications thereof recorded September 11, 1991 as Instrument No. 91120050 of Official Records.

Document(s) declaring modifications thereof recorded August 10, 1995 as Instrument No. 95-81846 of Official Records,

Said matter affects Parcels 1, 2, 3 and 4.

5.	An easement for drainage and incidental purposes, recorded July 27, 1983 as Instrument No. 83078012 of Official Records.

In Favor of:	State of California
Affects:	A portion of Parcel 4

6.	An easement for road and incidental purposes, recorded July 27, 1983 as Instrument No. 83078012 of Official Records.

In Favor of:	State of California
Affects:	A portion of Parcel 4

7.	Abutter’s rights of ingress and egress to or from Adjoining Freeway have been relinquished in the document recorded July 27, 1983 as Instrument No. 83078012 of Official Records.

Access if restricted to certain portions of frontage along said condemned lands.

Two additional areas for access were granted by Director’s Deed the State of California to Sun Microsystems, Inc., recorded September 12, 1994, Series No. 94144503 of Official Records of San Mateo County, California.

Said matter affects Parcel 1.

8.	The terms, covenants and conditions as contained in Permit No, 26-78, Amendment No. 3 by and between the San Francisco Bay Conservation and Development Commission and Raychem Corporation, recorded March 18, 1991 under Recorders Serial No. 91029676 of Official Records of San Mateo County, California.

An assignment of BCDC permit, recorded March 26, 1992 under Recorders Serial No. 92042489; Official Records of San Mateo County, California.

Amendment No. Four thereunder dated August 13, 1993, recorded September 09, 1993, Serial No. 93152912.

Document(s) declaring modifications thereof recorded October 01, 1996 as Instrument No. 96-122081 of Official Records.

Document(s) declaring modifications thereof recorded October 03, 1994 as Instrument No. 94-154419 of Official Records.

Document(s) declaring modifications thereof recorded November 04, 1994 as Instrument No. 99-170831 of Official Records.

Terms and provisions of an Assignment of BCDC Permit dated                     , 2011 by and between [Purchaser] as assignee and and Sun Microsystems, Inc., recorded                     , 2011 as Instrument No.                      of Official Records.

Said matter affects Parcels 1, 2, 3 and 4

9.	An easement shown or dedicated on the map filed or recorded February 16, 1994 as Book 67, Page 36 of Parcel Maps.

For:	Water meter and incidental purposes.

Said matter affects Parcels 1, 3 and 4

10.	The terms and provisions contained in the document entitled “Sun Microsystems, Inc. Reimbursement Agreement” recorded September 14, 1995 as Instrument No. 95097004 of Official Records.

Said matter affects Parcels 1, 2, 3 and 4

11.	The rights of the following tenants, as tenants only without rights of first offer, rights of first refusal or options to purchase all or any portion of the property or interests therein:

a. Oracle/Sun Microsystems

b. Roark Properties LLC

12.	Any claim that any portion of the land is or was formerly tidelands and submerged lands within the bed of any tidal slough or creek.

13.	The following matters disclosed by an ALTA/ACSM survey made by BKF an November 17, 2010, designated Job No. 107144-50:

a. The fact that driveways in the parking area extend across the Southerly boundary of Parcel 4.

14.	A Deed of Trust to secure an original indebtedness of $ recorded , 2011 as instrument No. of Official Records.

Dated:	, 2011
Trustor:	[Purchaser]
Trustee:
Beneficiary:

15.	Terms and provisions of an unrecorded lease dated , 2011, by and between [Purchaser] as lessor and Facebook, Inc., a Delaware corporation as lessee, as disclosed by a Memorandum of Lease recorded , 2011 as Instrument No. of Official Records.

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of:

1.	The existence, at Date of Policy, of any of the following unless expressly excepted in Schedule B:

a.	Present violations on the Land of any enforceable covenants, conditions, or restrictions, or any existing improvements on the Land that violate any building setback lines shown on a plat of subdivision recorded or filed in the Public Records.

b.	Any instrument referred to in Schedule B as containing covenants, conditions, or restrictions on the Land that, in addition, (i) establishes an easement on the Land, (ii) provides for an option to purchase, a right of first refusal, or the prior approval of a future purchaser or occupant, or (iii) provides a right of reentry, possibility of reverter, or right of forfeiture because of violations on the Land of any enforceable covenants, conditions, or restrictions.

c.	Any encroachment of existing improvements located on the Land onto adjoining land, or any encroachment onto the Land of existing improvements located on adjoining land.

d.	Any encroachment of existing improvements located on the Land onto that portion of the Land subject to any easement excepted in Schedule B.

e.	Any notices of violation of covenants, conditions, or restrictions relating to environmental protection recorded or filed in the Public Records.

2.	Damage to existing buildings:

a.	That are located on or encroach upon that portion of the Land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

b.	Resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals excepted from the description of the Land or excepted in Schedule B.

3.	Any final court order or judgment requiring the removal from any land adjoining the Land of any encroachment, other than fences, landscaping, or driveways, excepted in Schedule B.

4.	Any final court order or judgment denying the right to maintain any existing building on the Land because of any violation of covenants, conditions, or restrictions, or building setback lines shown on a plat of subdivision recorded or filed in the Public Records.

Wherever in this endorsement the words “covenants, conditions, or restrictions” appear, they shall not be deemed to refer to or include the terms, covenants, conditions, or limitations contained in an instrument creating a lease.

As used in paragraphs 1.a. and 4, the words “covenants, conditions, or restrictions” do not include any covenants, conditions, or restrictions (a) relating to obligations of any type to perform maintenance, repair, or remediation on the Land, or (b) pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances, except to the extent that a notice of a violation or alleged violation affecting the Land has been recorded or filed in the Public Records at Date of Policy and is not excepted in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 9-2-06 (Restrictions, Encroachments, Minerals-

Owner’s Policy – Improved Land)

Adopted 6/17/06

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The company insures against loss or damage sustained by the Insured by reason of:

(1)	damage to an existing building located on the Land; or

(2)	enforced removal or alteration of an existing building located on the Land,

as a result of the exercise of the right of use or maintenance of the easement referred to in Exception 3, 5, 6 or 10 of Schedule B for the purpose for which it was granted or reserved.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy; or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 28-06 (Easement – Damage or Enforced Removal)

Adopted 10/16/08

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from Bayfront Expressway (the “Street(s)”), (ii) the Street(s) is/are not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that/those portion(s) of the Street(s) abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 17-06 (Access and Entry)

Adopted 6/17/06

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of the failure of commercial buildings, known as 10, 15, 16 and 18 Network Circle, Menlo Park, CA 94025, to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision or the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 22-06 (Location)

Adopted 6/17/06

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by reason of the failure of the Land to be the same as that delineated on the survey, made by BKF, dated November 17, 2010, Job No. 107144-50.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

CLTA Form 116.7-06 (03-09-07)

ALTA – Owner

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of:

1.	the failure of the Easterly line of Parcel 1 of the Land to be contiguous to the Westerly line of Parcel 3;

2.	the failure of the Northerly line of Parcel 1 of the Land to be contiguous to the Southerly line of Parcel 2;

3.	the failure of the Southerly line of Parcel 2 of the Land to be contiguous to the Northerly line of Parcels 3 and 4;

4.	the failure of the Easterly line of Parcel 3 of the Land to be contiguous to the Westerly line of Parcel 4; or

5.	the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 19-06 (Contiguity-Multiple Parcels)

Adopted 6/17/06

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by reason of the failure of the Land described as Parcel One in Schedule A to constitute a lawfully created parcel according to the Subdivision Map Act (Section 66410, et seq., of the California Government Code) and local ordinances adopted pursuant thereto.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

CLTA Form 116.7-06 (03-09-07)

ALTA – Owner or Lender

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,

a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone M2(X) (General Industrial/Conditional Development District);

b.	the following use or uses are not allowed under that classification: general industrial and office uses, and such other uses permitted under applicable zoning ordinances under the above stated classification

c.	There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction

a.	prohibiting the use of the Land, with any existing structure, as insured in paragraph 1.b.; or

b.	requiring the removal or alteration of the structure on the basis that, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:

i.	Area, width, or depth of the Land as a building site for the structure

ii.	Floor space area of the structure

iii.	Setback of the structure from the property lines of the Land

iv.	Height of the structure, or

v.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on

a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;

b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 3.1-06 (Zoning-Completed Structure)

Adopted 6/17/06

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured if, at Date of Policy, the easement identified in paragraph 7 in Schedule B, as granted by that certain Director’s Deed recorded September 12, 1994, as Series No. 94144503 of Official Records of San Mateo County, California (the “Easement”), does not provide that portion of the Land identified as Parcel 1 in Schedule A both actual vehicular and pedestrian access to and from Bayfront Expressway over and across the portion of the land as set forth in the Easement.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 17.1-06 (Indirect Access and Entry)

Adopted 6/17/06

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:	Tax Identification Numbers:
One	055-411-110
055-411-120
055-411-130
055-411-140

2.	the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes assessed against the servient estate.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 18.1-06 (Multiple Tax Parcel)

Adopted 6/17/06

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of an environmental protection lien that, at Date of Policy, is recorded in the Public Records or filed in the records of the clerk of the United States district court for the district in which the Land is located, unless the environmental protection lien is set forth as an exception in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 8.2-06 (Commercial Environmental Protection Lien)

Adopted 10/16/08

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by reason of any existing violations on the Land of the covenants, conditions and restrictions referred to in paragraph 8 of Schedule B.

As used in this endorsement, the words “covenants, conditions or restrictions” do not refer to or include any covenant, condition or restriction (a) relating to obligations of any type to perform maintenance, repair or remediation on the Land, or (b) pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions or substances except to the extent that a notice of a violation or alleged violation affecting the Land has been recorded in the Public Records at Date of Policy and is not excepted in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

CLTA Form 100.L9-06 (03-09-07)

ALTA – Owner or Lender

ENDORSEMENT

Attached to Policy NCS-444887-SC

Issued by

First American Title Insurance Company

The Company hereby assures the Insured that the Company will not deny liability under the policy or any endorsements issued therewith solely on the grounds that the policy and/or endorsement(s) were issued electronically and/or lack signatures in accordance with Paragraph 15 (c) of the Conditions.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company

BY /s/	PRESIDENT

ATTEST /s/	SECRETARY

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of the lack of a right of access to the following utilities or services: [CHECK ALL THAT APPLY]

☒ Water service	☒ Natural gas service	☒ Telephone service
☒ Electrical power service	☒ Sanitary sewer	☒ Storm water drainage
☐	☐	☐

either over, under or upon rights-of-way or easements for the benefit of the Land because of:

(1)	a gap or gore between the boundaries of the Land and the rights-of-way or easements;

(2)	a gap between the boundaries of the rights-of-way or easements; or

(3)	a termination by a grantor, or its successor, of the rights-of-way or easements.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsement.

American Land Title Association

Endorsement 17.2-06 (Utility Access)

Adopted 10/16/08

ENDORSEMENT

Attached to Policy No. 444887

Issued by

First American Title Insurance Company

The policy is amended by deleting paragraph 14 of the Conditions.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

CLTA Form 110.1-06 (03-09-07)

ALTA – Owner or Lender

EXHIBIT E

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (“Bill of Sale”) is made as of                          , 20    , by                     , a                      (“Seller”), to                     , a                                          (“Buyer”).

RECITALS

A. Seller is the owner of that certain real property located in the County of San Mateo, State of California (the “Real Property”), as more particularly described on Exhibit A attached hereto and incorporated herein by reference.

B. Buyer and Seller have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of                  , 20     (the “Purchase Agreement”), with respect to, among other things, the acquisition of the “Personal Property” and the “Intangible Property” (each as defined below), and certain other property.

C. The Purchase Agreement requires Seller to convey all of Seller’s right, title and interest in, to and under the Personal Property and the Intangible Property to Buyer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

1.	Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

2.	Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign convey, set over and deliver unto Buyer all of Seller’s right, title and interest in and to:

a. all tangible personal property now or hereafter owned by Seller and located on or about the Land or Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof (collectively, the “Personal Property”); and

b. all intangible property now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, or any business or businesses conducted thereon or with the use thereof, including, without limitation, the Service Contracts, building and trademarks and trade names, transferable business licenses, permits, applications, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights, books, records, reports, test results, environmental assessments, and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts (collectively, the “Intangible Property” and, together with the Personal Property, the “Property”).

E-1

3.	Seller represents and warrants that its title to the Property is free and clear of all liens, mortgages, pledges, security interests, prior assignments and encumbrances of any nature other than the Permitted Exceptions.

4.	Buyer hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Service Contracts and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the date hereof with respect thereto and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the date hereof.

5.	This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

6.	This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

[ Signatures on next page ]

E-2

IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

SELLER:			,
a

By:
Its:

E-3

EXHIBIT A

LEGAL DESCRIPTION

REAL PROPERTY IN THE CITY OF MENLO PARK, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCELS 1, 2, 3 & 4 AS SHOWN ON PARCEL MAP, LANDS OF BNP LEASING CORPORATION, FILED FEBRUARY 16, 1994, BOOK 67 OF PARCEL MAPS, PAGES 36 THROUGH 38 INCLUSIVE, SAN MATEO COUNTY RECORDS AND CORRECTED BY THAT CERTIFICATE OF CORRECTION RECORDED OCTOBER 12, 1994 AS DOCUMENT NO. 94-158967 OFFICIAL RECORDS, SAN MATEO COUNTY.

PARCEL TWO:

NON-EXCLUSIVE EASEMENTS FOR UTILITIES, FIRE PROTECTION WATER MAIN AND PIPES AND PRIMARY ACCESS AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED OCTOBER 29, 1993 AS INSTRUMENT NO. 93186615, OFFICIAL RECORDS.

APN: 055-411-110, 120, 130 and 140

E-4

EXHIBIT F

LITIGATION

[To be provided by Seller at the time of execution of this Agreement]

F-1

Schedule 4.4

Notices of Special Assessments and Condemnation

[To be provided by Seller at the time of execution of this Agreement]

4.4-1

1	AGREEMENT TO PURCHASE AND SELL; CONSIDERATION			2
	1.1	Agreement		2
2	PURCHASE PRICE			2
	2.1	Deposit		2
	2.2	Balance		2
3	TITLE			3
	3.1	Approved form of Title		3
	3.2	Title Conditions		3
		3.2.1	Taxes	3
		3.2.2	Laws and Regulations	3
		3.2.3	Survey Matters	3
		3.2.4	Matters Created by Buyer, Affiliates or Property Users	3
		3.2.5	Standard Exceptions	3
		3.2.6	Lease	3
	3.3	Buyer’s Review of Title		3
	3.4	Title Exceptions Disclosed After the Execution Date		4
	3.5	Seller’s Obligations Regarding Title		5
	3.6	Condition of Title at Closing		6
	3.7	BCDC Permit		6
4	SELLER’S REPRESENTATIONS AND WARRANTIES			6
	4.1	Authority		6
	4.2	No Conflicts		6
	4.3	Preferential Rights		7
	4.4	Special Assessments or Condemnation		7
	4.5	Service Contracts		7
	4.6	Bankruptcy		7
	4.7	Litigation		7
	4.8	OFAC		7
	4.9	Survival		7
	4.10	Seller’s Knowledge		8
	4.11	No Liability for Exception Matters		8
	4.12	As-Is		9
5	BUYER’S REPRESENTATIONS AND WARRANTIES			10
	5.1	Authority		10
	5.2	No Conflicts		10
6	COVENANTS OF SELLER			11
	6.1	Title		11
	6.2	Buyer’s Approval of New Leases and Agreements Affecting the Property		11
	6.3	Notice of Change in Circumstances		11
	6.4	Exclusive Negotiations		11
	6.5	Development Activities		11
	6.6	Service Contracts		11
	6.7	Insurance and Maintenance of Improvements		11
	6.8	Litigation		12
7	CONDITIONS PRECEDENT TO CLOSING			12
	7.1	Buyer’s Conditions		12
		7.1.1	Title	12
		7.1.2	Seller’s Due Performance	12
		7.1.3	Bankruptcy	12

Page i

	7.2	Failure of Buyer’s Conditions		13
		7.2.1	Waive and Close	13
		7.2.2	Terminate	13
	7.3	Seller’s Conditions		13
		7.3.1	Buyer’s Due Performance	13
	7.4	Failure of Seller’s Conditions		13
8	CLOSING			13
	8.1	Closing Date		13
	8.2	Closing Costs		13
		8.2.1	Seller’s Closing Costs	14
		8.2.2	Buyer’s Closing Costs	14
9	CLOSING DELIVERIES			14
	9.1	Deliveries by Seller to Escrow		14
		9.1.1	Deed	14
		9.1.2	Non-foreign Affidavit	14
		9.1.3	California FTB Form 593-C	14
		9.1.4	Bill of Sale and Assignment	14
		9.1.5	Proof of Authority	14
		9.1.6	Assignment of Lease	14
		9.1.7	Other	14
	9.2	Deliveries by Buyer		15
		9.2.1	Balance, Prorations & Closing Costs	15
		9.2.2	Assignment of Lease	15
		9.2.3	Other	15
	9.3	Deliveries Outside of Escrow		15
		9.3.1	Service Contracts	15
		9.3.2	Intangible Property	15
		9.3.3	Personal Property	15
		9.3.4	Other	15
10	PRORATIONS			15
	10.1	Prorations		15
	10.2	Preliminary Closing Statement		16
11	ESCROW			16
	11.1	Opening of Escrow		16
	11.2	Escrow Instructions		16
	11.3	Actions by Escrow Agent		17
		11.3.1	Recording	17
		11.3.2	Funds	17
		11.3.3	Owner’s Title Policy	17
		11.3.4	Delivery of Documents	17
	11.4	Conflicting Demands		17
	11.5	Real Estate Reporting Person		18
	11.6	Destruction of Documents; Survival		18
12	RISK OF LOSS			18
	12.1	Condemnation		18
	12.2	Casualty		19
13	DEFAULT			19
	13.1	Default by Buyer		19
	13.2	Default by Seller		20

Page ii

	13.3			21
14	BROKERS			21
15	CONFIDENTIALITY			21
	15.1	Buyer		21
	15.2	Seller		21
16	LIMITATION ON LIABILITY			22
17	MISCELLANEOUS PROVISIONS			22
	17.1	Governing Law		22
	17.2	Entire Agreement		22
	17.3	Modifications; Waiver		22
	17.4	Termination of Lease		23
	17.5	Notices		23
	17.6	Expenses		24
	17.7	Assignment		24
		17.7.1	Seller’s Right to Assign	24
		17.7.2	Buyer’s Right to Assign	24
	17.8	Severability		24
	17.9	Successors and Assigns; Third Parties		24
	17.10	Counterparts		24
	17.11	Headings		25
	17.12	Time of the Essence		25
	17.13	Further Assistance		25
	17.14	Number and Gender		25
	17.15	Construction		25
	17.16	Exhibits		25
	17.17	Attorneys’ Fees		25
	17.18	Business Days		25
	17.19	Survival		25
	17.20	Survival of Article 17		25

LIST OF EXHIBITS

EXHIBIT A	Legal Description
EXHIBIT B	Form of Grant Deed
EXHIBIT C	Service Contracts	[To be provided by Seller]
EXHIBIT D	Proforma
EXHIBIT E	Bill of Sale and Assignment
EXHIBIT F	Litigation	[To be provided by Seller]
SCHEDULE 4.4	Special Assessments and Condemnation	[To be provided by Seller]

Page iii

EXHIBIT E – FORM OF ACKNOWLEDGEMENT AGREEMENT

attached to and made a part of the Lease bearing the

Commencement Date of February 7, 2011 between

WILSON MENLO PARK CAMPUS, LLC, a Wisconsin limited liability company, as Landlord

and

FACEBOOK, INC., a Delaware corporation, as Tenant

ACKNOWLEDGEMENT OF SUBLEASE

THIS ACKNOWLEDGMENT OF SUBLEASE (this “Agreement”) is entered into as of                     , 20    , by and between                     , a                      (“Sublandlord”) and                     , a                      (“Subtenant”).

RECITALS:

A. Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement with a Commencement Date of February 1, 2011 (as the same may have been amended, the “Lease”), pursuant to which Landlord has leased to Sublandlord certain premises located at 10, 11, 12, 14, 15, 16, 17, 18 and 19 Network Circle, Menlo Park, California (the “Premises”).

B. Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated as of                      attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant all or a part of the Premises (the “Sublet Premises”).

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree to promptly provide Landlord with a true and correct copy of any amendments or other modifications to the Sublease.

2. Indemnity. Subtenant hereby assumes, with respect to Landlord, all of the indemnity obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

3. No Release. Nothing contained in the Sublease or this Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

4. Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease. In no event shall the Sublease or this Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.

5. Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord delivered within thirty (30) days after the termination or expiration of the Lease, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. If Landlord does not timely elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section supercede any contrary provisions in the Sublease.

6. Payments Under the Sublease. If at any time Sublandlord is in default beyond applicable notice and cure periods under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant.

7. Authority. Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

8. OFAC. Subtenant hereby represents and warrants to Landlord that neither Subtenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Subtenant, is (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.”

9. Third-Party Beneficiary. Sublandlord and Subtenant acknowledge and agree that this Agreement is expressly made for the benefit of Landlord and Landlord shall be a third-party beneficiary of this Agreement and Landlord shall have the right to enforce the obligations of the parties under this Agreement.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Agreement as of the date first set forth above.

SUBLANDLORD:

, a

By:
Name:
Title:

SUBTENANT:

, a

By:
Name:
Title:

EXHIBIT A – SUBLEASE AGREEMENT

attached to and made a part of the Acknowledgement of Sublease dated as of                     , 20

between                     , a                     , as Sublandlord and                     , a

                    , as Subtenant

EXHIBIT F – PROJECT PROPERTY INSURANCE

attached to and made a part of the Lease bearing the

Commencement Date of February 7, 2011 between

WILSON MENLO PARK CAMPUS, LLC, a Wisconsin limited liability company, as Landlord

and

FACEBOOK, INC., a Delaware corporation, as Tenant

Property Insurance: All Risks of Direct Physical Loss (Special Form) to the full replacement cost (no depreciation) of the Buildings and Tenant Improvements with no deduction for depreciation; including:

•	Terrorism

•	Theft

•	Extra Expense

•	Boiler & Machinery/Equipment Breakdown

•	Building Ordinance

•	Windstorm

•	Sprinkler leakage, earthquake sprinkler leakage, bursting of stoppage of pipes, explosion

•	Owner and lender as loss payee

•	Deductibles not to exceed $1,000,000

•	Rents for 12 months

•	Agreed Amount Endorsement

•	No coinsurance allowed

•	Extended period of indemnity of at least 30 days

•	Evidence of Property Insurance (Acord 28 or Equivalent). All certificates of insurance must have assigned policy numbers.

•	Lender named as mortgagee

•	Landlord as an additional named insured

Earthquake:

•	With limits no less than the Probable Maximum Loss (PML) on the location

•	“Probable Maximum Loss” will be defined based on mutually agreed upon standards

•	Deductible no greater than 5% of the insured value of the Project

•	PML analysis conducted no less than annually to assure adequacy of limits or sub-limits

Flood: The maximum amount of Flood insurance and deductible available from the National Flood Insurance Program:

•	Acceptable proof of flood insurance prior to receipt of the NFIP policy, is a copy of the completed, signed, and dated application along with a copy of the annual premium check.

•	If coverage is included on a blanket property policy insuring more than one location, the following must be provided:

•	Evidence of property certificate that shows the Project location and the flood zone

•	Copy of the policy declarations along with the flood provisions and endorsements

•

Amount of flood coverage that applies exclusively to the Project, is not aggregated with other coverage, and is equal to the maximum amount of flood insurance and deductible available from the National Flood Insurance Program

Pollution Legal Liability:

•	Minimum limits of $10,000,000 per occurrence /$10,000,000 annual aggregate covering bodily injury and property damage liability

•	deductibles not to exceed $1,000,000

•	no carve outs or exclusions for known conditions subject to commercially available terms and conditions

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General Terms Applicable to a Tenant Insurance Period:

Tenant shall provide to Landlord copies of policies and certificates of the foregoing insurance.

All deductibles payable under Project Property Insurance are the sole responsibility of Tenant.

Tenant shall provide Landlord prompt advance notice of any cancellation of Project Property Insurance policies. Tenant shall also endeavor to cause all such insurance policies to provide that the coverage shall not be cancelable without at least ten (10) days prior written notice to Landlord and Lender of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Landlord and Lender of any other cancellation. Lender shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all property insurance policies which Tenant actually maintains with respect to the Project. All insurance policies shall be issued and maintained by insurers approved to do business in the state of California and must have an A.M. Best Company financial rating and policyholder surplus of a minimum of A- VII.

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